UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Mallinckrodt public limited company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024	Notice of Annual General Meeting of Shareholders and Proxy Statement

April 15, 2024
Dear Shareholder,
This serves as notice to you of the 2024 Annual General Meeting (the “Annual General Meeting” or “AGM”) of Mallinckrodt plc, which will be held on Thursday, May 9, 2024, at 10:30 a.m. local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.
Whether or not you expect to attend the Annual General Meeting, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. This can be done in advance of the AGM by availing of one of the options detailed in the accompanying Proxy Statement. In addition, details of the business to be presented at the AGM can also be found in the accompanying Proxy Statement.
Your vote is important and I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.
On behalf of the Board of Directors and the management of Mallinckrodt, I extend our appreciation for your continued support.
Yours sincerely,
PAUL M. BISARO
Chair

MALLINCKRODT PUBLIC LIMITED COMPANY
Registered In Ireland — No. 522227
Principal Executive Office:
College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2024
The 2024 Annual General Meeting of Mallinckrodt plc (“Mallinckrodt” or the “Company,” “we,” “our” or “us”), a company incorporated under the laws of Ireland, will be held on Thursday, May 9, 2024, at 10:30 a.m., local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, for the following purposes:
1.
By separate resolutions, to elect as directors and to hold office, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2025, the following individuals:

(a) Paul M. Bisaro	(c) Abbas Hussain	(e) Wesley P. Wheeler
(b) Katina Dorton	(d) Sigurdur O. Olafsson

2.
To hold an advisory non-binding vote to approve the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company and, by binding vote, to authorize the Audit Committee of the Board of Directors (also referred to in this Proxy Statement as the “Board”) to set the independent auditors’ remuneration.

3.
To hold an advisory non-binding vote to approve the Company’s executive compensation.

4.
To act on such other business as may properly come before the meeting or any adjournment thereof.

Proposals 1 through 3 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting, in person or by proxy. The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Shareholders of record as of April 9, 2024, the record date for the Annual General Meeting, are entitled to vote on these matters.
During the meeting, following a review of the Company’s affairs, management will also present and the auditors will report to shareholders on Mallinckrodt’s Irish Statutory Accounts for the fiscal year ended December 29, 2023.
By Order of the Board of Directors,

April 15, 2024	Mark Tyndall, Secretary

The 2024 Annual General Meeting (the “Annual General Meeting” or “AGM”) will be held on Thursday, May 9, 2024, at 10:30 a.m., local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Mallinckrodt, to act on their behalf. Proxies may be appointed via the internet or by phone in the manner set out in our proxy card or by returning a signed instrument of proxy (or proxy card) to the following locations, in each case at least 48 hours before the meeting:
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Mallinckrodt plc c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Mallinckrodt plc’s registered address electronically).

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Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, attention Corporate Secretary.

If you wish to appoint a person other than the individuals specified on our proxy card, please contact our Corporate Secretary via e-mail at corporate.secretary@mnk.com and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 29, 2023 are available to shareholders of record at proxyvote.com. These materials are also publicly available on the Investor Relations section of our website at ir.mallinckrodt.com. Mallinckrodt’s Irish Statutory Accounts will be available at proxyvote.com and in the Investor Relations section of Mallinckrodt’s website at ir.mallinckrodt.com at least 21 days prior to the Annual General Meeting.
Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.
Note Regarding Forward-Looking Statements
Statements in this Proxy Statement that are not strictly historical, including statements regarding Mallinckrodt’s future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the effects of Mallinckrodt’s recent emergence from bankruptcy; changes in Mallinckrodt’s business strategy and performance; the uncertainties inherent in strategic review processes, and the challenges in effecting related transactions; Mallinckrodt’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; Mallinckrodt’s repurchases of debt securities; the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits, in each case related to Mallinckrodt or its officers; historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following emergence from bankruptcy as well as perceptions of the Company’s increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals following emergence from bankruptcy; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing litigation; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel following emergence from bankruptcy; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from prior or future restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; actions taken by third parties, including the Company’s creditors and other stakeholders; Mallinckrodt’s variable rate indebtedness; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.
The “Risk Factors” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and subsequent filings with the U.S. Securities and Exchange Commission (“SEC”) identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Pay Versus Performance	37
Security Ownership and Reporting	41
Security Ownership of Management and Certain Beneficial Owners	41
Delinquent Section 16(a) Reports	42
Audit and Audit Committee Matters	44
Audit and Non-Audit Fees	44
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	44
Audit Committee Report	45
Equity Compensation Plan Information	46
Proposals Requiring Your Vote	48
PROPOSALS 1(a) THROUGH 1(e): ELECTION OF DIRECTORS	48
Proposal 2: Advisory Non-Binding Vote to Approve the Appointment of the Independent Auditors and Binding Vote to Authorize the Audit Committee to Set the Independent Auditors’ Remuneration	50
Proposal 3: Advisory Non-Binding Vote to Approve the Company’s Executive Compensation	51
Other Matters	52
Change in Auditor	52
Presentation of Irish Statutory Accounts	52
Registered and Principal Executive Offices	52
Shareholder Proposals for the 2025 Annual General Meeting	52
United States Securities and Exchange Commission Reports	53
Delivery of Documents to Shareholders Sharing an Address	53
General	53

PROXY STATEMENT SUMMARY
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider, and you should read this entire Proxy Statement carefully before voting. For information regarding our fiscal 2023 operating performance, please review our Annual Report on Form 10-K for the fiscal year ended December 29, 2023. We are making this Proxy Statement available to you on or about April 15, 2024.
2024 Annual General Meeting of Shareholders
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Date and Time: Thursday, May 9, 2024, at 10:30 a.m., local time.

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Place: Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

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Record Date: April 9, 2024.

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Voting: If you owned Mallinckrodt ordinary shares at the close of business on the record date, then you are entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.
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Ordinary Shares Outstanding as of Record Date: 19,696,335.

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Transfer Agent: Computershare Investor Services (Ireland) Limited (“Computershare”).

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Place of Incorporation: Ireland.

Meeting Agenda and Voting Recommendations
Proposal		Our Board’s Recommendation
1.	Election of directors (page 48)	FOR each nominee
2.	Advisory non-binding vote to approve the appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration (page 50)	FOR
3.	Advisory non-binding vote to approve the Company’s executive compensation (page 51)	FOR
2023 Company Performance Highlights
You should refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023 for additional information about these highlights.
Key performance highlights for fiscal 2023 include:
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Total net sales of $1.866 billion, including Specialty Brands net sales of $1.089 billion and Specialty Generics net sales of $776.9 million.

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Cash Balance at the fiscal year end of $262.7 million. The Company continues to maintain an undrawn accounts receivable financing facility up to $200 million, ending the fiscal year with approximately $463 million in liquidity.

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Pipeline developments. We advanced Acthar® Gel (repository corticotropin injection) Single-Dose Pre-filled SelfJectTM injector (SelfJect) in 2023, and received U.S. Food and Drug Administration (“FDA”) approval of the Supplemental New Drug Application in 2024, with a planned launch in the second half of 2024. We also received FDA clearance of INOmax® EVOLVETM DS Delivery System in the fourth quarter of 2023 with commenced rollout in March 2024.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   1

PROXY STATEMENT SUMMARY
Emergence from 2023 Bankruptcy Proceedings and Recent Board Changes
On August 28, 2023, we voluntarily initiated Chapter 11 proceedings (“2023 Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware (“Bankruptcy Court”). On September 20, 2023, the directors of the Company initiated examinership proceedings with respect to Mallinckrodt plc by presenting a petition to the High Court of Ireland pursuant to Section 510(1)(b) of the Companies Act 2014 seeking the appointment of an examiner to Mallinckrodt plc. On October 10, 2023, the Bankruptcy Court entered an order confirming a plan of reorganization (“2023 Plan of Reorganization”). Subsequent to the Bankruptcy Court’s order confirming the 2023 Plan of Reorganization, the High Court of Ireland made an order confirming a scheme of arrangement on November 10, 2023, which is based on and consistent in all respects with the 2023 Plan of Reorganization (“2023 Scheme of Arrangement”). The 2023 Plan of Reorganization and the 2023 Scheme of Arrangement became effective on November 14, 2023, and we emerged from the 2023 Chapter 11 Cases and the Irish examinership proceedings (together, the “2023 Bankruptcy Proceedings”) on that date. Our emergence from the 2023 Bankruptcy Proceedings (“Emergence”) enables us to move forward as a diversified global specialty pharmaceutical company with a significantly improved balance sheet and increased financial flexibility to invest in our business, execute our strategic initiatives, advance our pipeline and better meet the needs of patients.
On November 15, 2023, we announced that (i) all of the directors of the board of directors of Mallinckrodt (the “Board”) then serving, other than Sigurdur O. Olafsson, our President and Chief Executive Officer (“CEO”), resigned effective as of November 14, 2023 from their roles as directors of Mallinckrodt (and any committees of the Board thereof), including Paul M. Bisaro, Daniel Celentano, Riad El-Dada, Neal P. Goldman, Karen Ling, Dr. Woodrow Myers, Susan Silbermann and James R. Sulat, (ii) immediately following such director resignations, David Stetson and Jonathan Zinman were appointed directors of Mallinckrodt and (iii) in accordance with the terms of his employment agreement, Mr. Olafsson provided written notice of his intention to resign as an employee of the Company. None of the directors resigned as a result of any disagreement with Mallinckrodt on any matter relating to its operations, policies or practices.
On February 2, 2024, we announced that Paul M. Bisaro, Katina Dorton, Abbas Hussein and Wesley P. Wheeler were appointed to the Board effective as of February 2, 2024. We also announced that Mr. Bisaro would serve as Chair of the Board and that Mr. Olafsson had agreed to remain as Mallinckrodt’s President and CEO and a member of the Board for an indefinite term, subject to the terms of his employment agreement (see the section entitled “Compensation of Executive Officers — Employment Agreements”).
Our Director Nominees
Name	Age	Director Since	Recent Experience	Current Committee Memberships
Paul M. Bisaro*	63	2024	Former President and Chief Executive Officer of Impax Laboratories	Audit; Transaction Review
Sigurdur O. Olafsson	55	2022	President and Chief Executive Officer of Mallinckrodt	Transaction Review
Katina Dorton*	66	2024	Former Chief Financial Officer of NodThera	Audit (Chair); Human Resources and Compensation
Abbas Hussain*	59	2024	Former Chief Executive Officer of Vifor	Human Resources and Compensation (Chair); Governance and Compliance
Wesley P. Wheeler*	67	2024	Pharmaceutical Services Consultant to KKR	Governance and Compliance (Chair); Audit

*
Independent Director

For a description of our designated directors, see the section entitled “Current Designated Directors.”

2   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION
GENERAL INFORMATION Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information
Why did I receive this Proxy Statement?
We are making this Proxy Statement available to you on or about April 15, 2024 by delivering printed versions to you by mail because our Board is soliciting your proxy to vote at our Annual General Meeting on May 9, 2024. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Mallinckrodt.
This Proxy Statement and the following documents relating to the Annual General Meeting are also available on the Investor Relations section of our website at ir.mallinckrodt.com:
•
Our Annual Report on Form 10-K for the fiscal year ended December 29, 2023; and

•
Our Irish Statutory Accounts for the fiscal year ended December 29, 2023 and the reports of the Directors and auditors thereon.

How do I access the proxy materials and vote my shares?
The instructions for accessing proxy materials and voting can be found in the information you received by mail or e-mail if you have consented to electronic delivery. If you would like to receive proxy statements, proxy cards and annual reports electronically, you can consent to receiving all future proxy materials via e-mail or the internet. To sign up for electronic delivery, please follow the instructions on your proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future. Your consent to electronic delivery of proxy materials will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and internet access charges, for which you will be responsible.
You may vote your shares by following the instructions provided on the proxy card. If you vote by internet or telephone, you will need the control number provided on the proxy card. If you vote by mail, please complete, sign and date the proxy card and mail it in the accompanying pre-addressed envelope.

Who may vote at the Annual General Meeting and how many votes do I have?
If you owned our ordinary shares at the close of business on the record date, April 9, 2024, and your name appears in the Register of Members of Mallinckrodt maintained by our registrar, Computershare, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. At the close of business on the record date, we had 19,696,335 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

May I vote my shares in person at the Annual General Meeting?
Yes, you may vote your shares in person at the Annual General Meeting as follows:
If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be one of our shareholders.
You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form. To appoint a proxy other than our designated officers, please contact our Corporate Secretary.
You do not need to attend the Annual General Meeting to vote your shares and even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   3

GENERAL INFORMATION
What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?
If you are a shareholder of record, you may vote by internet or by telephone until 11:59 p.m., United States Eastern Time, on May 8, 2024, or by mail by returning a signed instrument of proxy (or proxy card) to Mallinckrodt plc, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717, or to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, in each case at least 48 hours before the meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in “street name”?
Shareholder of Record.   The holders whose names appear in the Register of Members of Mallinckrodt, are considered the shareholder of record of those shares.
Beneficial Owner of Shares Held in “Street Name.”   Holders of shares held in an account at a bank, brokerage firm or other similar organization, are ordinarily considered the beneficial owner of shares held in “street name.” As we are not aware of any such arrangements with respect to our ordinary shares, this Proxy Statement does not generally address such beneficial ownership. If you believe you are such a beneficial owner, you should contact your bank, brokerage firm or similar organization to understand your rights with respect to voting and the process for doing so, as beneficial owners generally have the right to direct the shares held in their account.

Can I change my vote after I have submitted my proxy?
Yes. You have the right to revoke your proxy before it is voted at the Annual General Meeting. You may vote again on a later date within the proxy voting deadlines described above by internet or by telephone (only your latest proxy submitted prior to the meeting will be counted) or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person.
However, your attendance at the Annual General Meeting will not automatically revoke a previously submitted proxy unless you actually vote in person at the meeting or file a written instrument with our Corporate Secretary prior to the start of the meeting requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?
If you are a shareholder of record as of the record date and you:
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indicate when voting by internet or by telephone that you wish to vote as recommended by our Board, or

•
sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

What is the “quorum” requirement for the Annual General Meeting?
In order to conduct any business at the Annual General Meeting, holders of a majority of our ordinary shares outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained if you:
•
are present and vote in person at the meeting;

•
have voted by internet or by telephone; or

•
have submitted a proxy card by mail.

4   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION
Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?
The voting requirement for each of the proposals is as follows:
Proposal		Vote Required
1.	Election of directors	Majority of votes cast
2.	Advisory non-binding vote to approve the appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration	Majority of votes cast
3.	Advisory non-binding vote to approve the Company’s executive compensation	Majority of votes cast
How are abstentions treated?
Abstentions are considered present for purposes of determining the presence of a quorum. Abstentions will not be considered votes properly cast at the Annual General Meeting pursuant to our Memorandum and Articles of Association (as defined herein). Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions will not have any effect on the outcome of voting on these proposals under Irish law.

How do I attend the Annual General Meeting?
The Annual General Meeting will be held at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on Thursday, May 9, 2024.
For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified.
If you would like someone to attend on your behalf, please contact our Corporate Secretary prior to the meeting.
Registration will begin at 10:00 a.m., local time, and the Annual General Meeting will begin at 10:30 a.m., local time. For directions to the Annual General Meeting, please call +353 1 696 0000.

How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matters at their discretion.

Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.
Who will pay the costs of soliciting the proxies?
Mallinckrodt will pay the costs of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in solicitation of proxies and have agreed to pay Innisfree approximately $20,000, plus certain reimbursable expenses. We have also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its engagement.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   5

GENERAL INFORMATION
Who is Mallinckrodt’s transfer agent?
Mallinckrodt’s transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Mallinckrodt ordinary shares and similar issues, can be handled by calling +353 01 696 8480 or by accessing Computershare’s website at www.investorcentre.com/ie.

Where can I find more information about Mallinckrodt?
For other information about Mallinckrodt, you can visit our website at mallinckrodt.com.
We use our website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. We also use our website to expedite public access to time-critical information regarding us in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of our website.
We make our website content available for information purposes only. Our website should not be relied upon for investment purposes, and nothing on our website shall be deemed incorporated by reference into this Proxy Statement.

6   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Prior to the 2023 Bankruptcy Proceedings, the ordinary shares of the Company were traded on the NYSE American LLC (“NYSE American”) under the ticker symbol “MNK.” On September 6, 2023, the New York Stock Exchange (“NYSE”) filed a Form 25 with the SEC to delist our predecessor ordinary shares from the NYSE American. The delisting became effective September 16, 2023. The deregistration of our predecessor ordinary shares under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), became effective on December 15, 2023, at which point our ordinary shares were deemed registered under Section 12(g) of the Exchange Act. Our ordinary shares began trading on the Pink Open Market (formerly known as the OTC Pink Marketplace) on August 29, 2023 under the symbol “MNKTQ.” On November 14, 2023, upon Emergence from the 2023 Bankruptcy Proceedings, all of our outstanding ordinary shares were cancelled, and we issued a total of 19,696,335 new ordinary shares. As a result of the cancellation of our predecessor ordinary shares upon Emergence, we ceased trading on the Pink Open Market.
Because our ordinary shares are no longer listed on any national securities exchange, we are no longer subject to the listing rules or standards of an exchange with particular corporate governance requirements. However, we expect to maintain corporate governance documents, policies and procedures guided by what we believe is appropriate in light of our governance structure, U.S. practices and applicable federal securities laws and regulations. Given our recent Emergence from the 2023 Bankruptcy Proceedings and the substantial changes to our Memorandum and Articles of Association and the resulting Board of Directors structure, we are in the midst of a process of substantially revising our Corporate Governance Guidelines and other corporate governance documents, policies and procedures.
Although we are an Irish public limited company, we are not subject to the listing rules of the Euronext Dublin or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards we apply and the U.K. Corporate Governance Code and other Irish and U.K. governance standards or guidelines, there are differences, relating in particular to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board of directors and the criteria for determining the independence of directors.
Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Mallinckrodt is intended to achieve both. Our Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.
Size and Composition of the Board
In connection with Emergence from the 2023 Bankruptcy Proceedings, on the 2023 Effective Date, we adopted a new memorandum and articles of association (together, the “Memorandum and Articles of Association”), which replaced and superseded our prior memorandum and articles of association. Pursuant to the Memorandum and Articles of Association, the Board consists of the following:
•
the Chief Executive Officer of the Company;

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one director (the “First Designated Director”) designated by the shareholder on Schedule 1 to the Memorandum and Articles of Association (generally former members of the Ad Hoc First Lien Group Steering Committee) that holds the largest number of issued ordinary shares (the “First Designator”), which the First Designator has the sole right to remove and replace the First Designated Director in accordance with the terms of the Memorandum and Articles of Association for so long as such shareholder continues to hold at least 5% of the nominal value of the issued ordinary shares of the Company (calculated on a fully-diluted basis and excluding equity to be issued under the Mallinckrodt Pharmaceuticals 2024 Stock and Incentive Plan (the “2024 Plan”) and the contingent value rights issued on the 2023 Effective Date (the “CVRs”));

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   7

CORPORATE GOVERNANCE
•
one director (the “Second Designated Director” and, together with the First Designated Director, the “Designated Directors”) designated by the shareholders on Schedule 2 to the Memorandum and Articles of Association (generally former members of the Ad Hoc Crossover Group Steering Committee) (the “Second Designators”), whom the Second Designators have the sole right to remove and replace in accordance with the terms of the Memorandum and Articles of Association for so long as at least one shareholder on Schedule 2 to the Memorandum and Articles of Association holds at least 5% of the nominal value of the issued ordinary shares of the Company (calculated on a fully-diluted basis and excluding equity to be issued under the 2024 Plan and the CVRs); and

•
four directors who qualify as “independent directors” under the listing requirements of the NYSE, nominated by a nominating and selection committee (the “Nominating and Selection Committee”) described in the Memorandum and Articles of Association (acting by a unanimous resolution), which is generally comprised of former members of the Ad Hoc First Lien Group Steering Committee, the Ad Hoc Crossover Group Steering Committee and the Ad Hoc 2025 Noteholder Group (as defined in the 2023 Plan of Reorganization).

Pursuant to the Memorandum and Articles of Association, our Chair was selected by the Nominating and Selection Committee. In addition, as set out in the Memorandum and Articles of Association, members of committees of the Board were appointed by a majority of the Board and include in all cases each of the Designated Directors.
Our Memorandum and Articles of Association describe in more details the circumstances in which the nomination rights of the Nominating and Selection Committee apply, including the levels of ownership of the Company’s equity securities necessary for those rights. The Nominating and Selection Committee is not a committee of the Board.
The foregoing description is a summary and is qualified in its entirety by the full text of our Memorandum and Articles of Association, which are available on our website at: ir.mallinckrodt.com/corporate-governance/highlights.
On February 2, 2024, (i) Paul M. Bisaro, Katina Dorton, Abbas Hussein and Wesley P. Wheeler were nominated to serve as independent directors of the Board by a unanimous resolution of the Nominating and Selection Committee and were appointed as directors by the Board, (ii) Mr. Bisaro was appointed as the chair of the Board by the Nominating and Selection Committee, and (iii) Mr. Olafsson agreed to remain a member of the Board for an indefinite term. In accordance with the terms of the Memorandum and Articles of Association, each of Mr. Bisaro, Ms. Dorton, Mr. Hussein, Mr. Wheeler and Mr. Olafsson are required to be put forward for re-election at the Annual General Meeting and are therefore included in the nominees described in this Proxy Statement.
Current Designated Directors
On the 2023 Effective Date, Jonathan Zinman was designated as the First Designated Director and David Stetson was designated as the Second Designated Director. In accordance with the terms of the Memorandum and Articles of Association, one of the shareholders on Schedule 1 to the Memorandum and Articles of Association has the sole right to remove and replace Mr. Zinman as a director of the Board and the shareholders on Schedule 2 to the Memorandum and Articles of Association have the sole right to remove and replace Mr. Stetson as a director of Board. In accordance with the terms of the Memorandum and Articles of Association, Mr. Zinman and Mr. Stetson are not required to be put forward for re-election at the Annual General Meeting and are therefore not included in the nominees described in this Proxy Statement.
David Stetson
David Stetson, age 67, has been a director since November 2023. Mr. Stetson has served as the executive chairman of Alpha Metallurgical Resources since 2023 and previously served as its chief executive officer and chairman of the board of directors from 2019 to 2023. Prior to this role, Mr. Stetson served as chairman of the board of directors and chief executive officer of both ANR, Inc. and

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CORPORATE GOVERNANCE
Alpha Natural Resources Holdings, Inc. from 2016 until the merger of these entities with Contura (now Alpha) in 2018. Mr. Stetson has held a number of executive leadership positions in various industries, including chief executive officer, chief restructuring officer, general counsel and senior advisor including A.K. Kelly Technologies, Trinity Coal Corporation, American Resources Offshore, Inc., Lexington Coal Company, and Lipari Energy Inc. Mr. Stetson earned a bachelor of science degree from Murray State University, a juris doctor degree from the Brandeis School of Law at the University of Louisville, and a master of business administration degree from the University of Notre Dame. Mr. Stetson’s qualifications to serve on our Board include more than 30 years of experience in various leadership positions and deep insight into strategic applications of financing alternatives, formulation of business strategies, tactical coordination of operational activities, and the ability to maximize strategic values and execute on appropriate solutions.
Jonathan Zinman
Jonathan Zinman, age 44, has been a director since November 2023. Mr. Zinman currently serves as a managing director on the restructuring team at Silver Point Capital since 2019. He previously served as a managing director leading restructurings at Solus Alternative Asset Management, an investment advisor specializing in event-driven and distressed investments, from 2012 to 2019. Prior to Solus, he was an associate in the restructuring practice of Kirkland & Ellis. Mr. Zinman previously served on the boards of directors of Tailored Brands (from 2020 to 2021) and NVHL SA (from 2021 to 2022). He received his J.D. and M.B.A. from the University of Michigan Law School and Stephen M. Ross School of Business as well as his B.A. from Duke University. Mr. Zinman’s qualifications to serve on our Board include his leadership and keen knowledge on restructuring (in particular, issues arising after emergence from bankruptcy) and in-depth expertise in strategies that drive financial and operational transformation.
Independence of Directors
The Board consists of a substantial majority of independent, non-employee directors. The Board has established guidelines for determining director independence that are consistent with the current listing standards of the NYSE. To be considered independent, a director must be determined by the Board to have no material relationship, directly or indirectly, with us. In assessing independence, the Board considers all relevant facts and circumstances. The Governance and Compliance Committee assesses independence and also monitors adherence by the members of the Board with the NYSE corporate governance listing standards for populating the Audit Committee, Human Resources and Compensation Committee (which we sometimes refer to as the “HRCC”) and Governance and Compliance Committee.
The Board has considered the independence of its members in light of these criteria. In making its determinations on independence, the Board considered that Mr. Zinman is employed by Silver Point (one of the largest holders of the Company’s ordinary shares and a party to numerous transactions with the Company in connection with 2023 Bankruptcy Proceedings).
Based on these considerations, the Board has determined that each of our directors, other than Sigurdur O. Olafsson, our President and CEO, satisfies our independence criteria and is independent. Additionally, each of our then-incumbent directors who resigned on November 14, 2023 at the time of our Emergence from the 2023 Bankruptcy Proceedings was previously determined by the Board to have satisfied our independence criteria and deemed to be independent. Each independent director is expected to notify the chair of the Governance and Compliance Committee, as soon as reasonably practicable, of changes in such director’s personal circumstances that may affect the Board’s evaluation of the director’s independence.
Director Nominations Process
Subject to the rights of the First Designator, the Second Designators and the Nominating and Selection Committee as set forth in the Memorandum and Articles of Association, the Governance and Compliance Committee will consider nominations for director submitted by shareholders. To recommend a nominee for director, a shareholder should write to our Corporate Secretary at our registered address, Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland.

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CORPORATE GOVERNANCE
Any such recommendation must include a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time.
The recommendation must also include documentary evidence of ownership of our ordinary shares, as well as the date the shares were acquired and the name and address of the shareholder, in each case as required by our Memorandum and Articles of Association.
To be considered by the Governance and Compliance Committee for nomination and inclusion in our Proxy Statement for the 2025 Annual General Meeting, such shareholder recommendation for director must be received by our Corporate Secretary not earlier than the close of business on February 8, 2025 and not later than the close of business on March 10, 2025; provided, that in the event the date of the 2025 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2024 Annual General Meeting, notice must be received no earlier than the close of business on the 90th day prior to the date of the 2025 Annual General Meeting and no later than the close of business on the later of the 60th day prior to the date of the 2025 Annual General Meeting or, if the first public announcement of the date of the 2025 Annual General Meeting is less than 100 days prior to the date of the 2025 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2025 Annual General Meeting is first made. Once our Corporate Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Governance and Compliance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Governance and Compliance Committee.
Based on its evaluation, the Governance and Compliance Committee recommended each of the nominees for election by the shareholders. More information regarding each director nominee’s qualifications can be found in Proposal 1 later in this Proxy Statement.
Majority Vote for Election of Directors
Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting (present in person or by proxy) and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board and the position that would have been filled by such nominee will become vacant. Given that Irish law does not recognize the concept of a holdover director, incumbent directors who are subject to re-election who do not receive a majority of the votes cast at the Annual General Meeting are not re-elected to the Board, and immediately following the Annual General Meeting, will no longer be members of the Board unless re-appointed in accordance with our Memorandum and Articles of Association or re-appointed by virtue of holding the CEO position.
Irish law does require, however, a minimum of two directors at all times. If an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two

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CORPORATE GOVERNANCE
nominees receiving the greatest number of votes in favor of his or her election shall, in accordance with our Memorandum and Articles of Association, hold office until such director’s successor(s) is elected.
Executive Sessions of the Board
The independent directors generally meet in executive session, without members of management present, at such times as may be deemed appropriate. These executive sessions may include a discussion with our CEO.
Board Leadership Structure
The positions of Chair of the Board and CEO are held separately at Mallinckrodt. The Chair of the Board, selected by the Nominating and Selection Committee, provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chair of the Board sets the Board agendas with Board and management input, facilitates communication among directors, provides an appropriate information flow to the Board and presides at meetings of the Board and shareholders. The Chair of the Board works with other Board members to provide strong, independent oversight of our management and affairs. We believe that having a non-executive, independent Chair of the Board is in the best interests of the Company and our shareholders at this time. The separation of the roles of Chair of the Board and CEO allows our CEO to focus on managing the Company’s business and operations, and allows our Chair of the Board to focus on Board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the CEO and management generally. Future modification of the Board leadership structure will be made at the sole discretion of the Board, subject to the rights of the Nominating and Selection Committee as set forth in the Memorandum and Articles of Association.
Code of Conduct
We have adopted the Mallinckrodt Code of Conduct, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K. Our Code of Conduct applies to all employees, officers and directors of Mallinckrodt, including, without limitation, our CEO, CFO and other senior financial officers, and is reviewed annually by our Governance and Compliance Committee. Our Code of Conduct is posted on our website at mallinckrodt.com under the heading “Investor Relations — Corporate Governance.” We will also provide a copy of our Code of Conduct to shareholders upon request. We intend to disclose any amendments to our Code of Conduct, as well as any waivers for executive officers or directors, on our website.
Board Risk Oversight
Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in approving our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for us. In this process, risk is assessed throughout the business, focusing on three primary areas: financial risk; legal/compliance risk; and operational/strategic risk.
While the full Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee oversees, conducts an annual assessment of and reports to the Board on our enterprise risk management program, focuses on financial risk, including internal controls over financial reporting, and receives an annual risk assessment report from our internal auditors, and oversees reporting requirements related to environmental, social and governance (“ESG”) and ESG-related risks. The Governance and Compliance Committee assists the Board in fulfilling its oversight responsibility with

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CORPORATE GOVERNANCE
respect to regulatory, healthcare compliance, ESG strategy and best practices and public policy issues that affect us and works closely with our legal and regulatory groups. In addition, in setting compensation, the HRCC strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The HRCC also oversees diversity and inclusion initiatives, including in relation to our ESG reporting. The full Board has primary oversight with respect to cybersecurity and information security-related risks.
Environmental, Social and Governance
We strive to be a force for good. We are committed to doing more and are taking steps to ensure we operate and grow responsibly. We believe ESG programs are foundational to creating long-term value for all our stakeholders, including shareholders, patients, employees, customers, and the communities in which we operate and live.
ESG Governance
Our Board of Directors is responsible for incorporating ESG into its long-term strategy and risk management. At the operational level, ESG is managed by our Executive Vice President and Chief Transformation Officer who leads a cross-functional ESG Steering Committee responsible for strategy implementation, stakeholder engagement, disclosures, reporting and communications. Cross-functional working groups manage specific ESG programs and initiatives to support progress and ensure accountability.
Communications with the Board of Directors
The Board has established a process for interested parties to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach the Board via e-mail at board.directors@mnk.com. A direct link to this e-mail address can be found on our website. You may also submit communications in writing or by phone. Please refer to the Board contact information that can be found at mallinckrodt.com/contact-us/. All concerns and inquiries are received and reviewed promptly by the Office of the General Counsel. Any significant concerns relating to accounting, internal controls over financial reporting or audit matters are reviewed with the Audit Committee.
All concerns will be addressed by the Office of the General Counsel, unless otherwise instructed by the Audit Committee or the Chair of the Board. The status of all outstanding concerns is reported to the Chair of the Board and the Audit Committee on a quarterly basis, and any concern that is determined to pose an immediate threat to us or concern one of our senior officials (any executive officer or any direct report to the President and CEO) is immediately communicated to the Chair of the Board and Chair of the Audit Committee. The Chair of the Board or the Audit Committee may determine that certain matters should be presented to the full Board and may direct the retention of outside counsel or other advisors in connection with any concern addressed to them. The Mallinckrodt Code of Conduct prohibits any employee from retaliating against anyone for raising or helping to resolve an integrity question. The Governance and Compliance Committee, comprised entirely of independent, non-employee directors, has reviewed and approved the foregoing procedures and is responsible for recommending changes to the procedures as necessary.

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BOARD OF DIRECTORS AND BOARD COMMITTEES
BOARD OF DIRECTORS AND BOARD COMMITTEES
General
Our business, property and affairs are managed under the direction of the Board. Directors are kept informed about our business through discussions with the Chair of the Board and the CEO and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
During fiscal 2023, the Board held 25 meetings, both in person and telephonically. During fiscal 2023, each of our incumbent directors attended 75% or more of the aggregate of the total number of (i) meetings of our Board (held during the period for which he or she was a director) and (ii) meetings held by all committees of our Board on which he or she served (during the period for which he or she served). Our Board members are expected to attend our Annual General Meeting. All of our directors who were members of the Board at the time attended our 2023 Annual General Meeting in person or by phone.
On the 2023 Effective Date, each of our then-incumbent non-employee directors resigned from his or her role as director of the Company and Mr. Zinman was designated as the First Designated Director and Mr. Stetson was designated as the Second Designated Director. On February 2, 2024, Mr. Bisaro, Ms. Dorton, Mr. Hussein and Mr. Wheeler were designated to serve as independent directors of the Board by the Nominating and Selection Committee, Mr. Bisaro was appointed as the chair of the Board by the Nominating and Selection Committee, and Mr. Olafsson agreed to remain a member of the Board for an indefinite term, subject to the terms of his employment agreement (see the section entitled “Compensation of Executive Officers — Employment Agreements”).
Board Committees
The Board has four standing committees: a separately designated Audit Committee established in accordance with the Exchange Act; a Governance and Compliance Committee; a Human Resources and Compensation Committee; and a Transaction Review Committee. Membership and chairs of the committees are recommended by the Governance and Compliance Committee. The Memorandum and Articles of Association provide that members of committees of the Board are appointed by a majority of the Board and must include in all cases each of the Designated Directors unless any Designated Director(s) declines, in his or her sole discretion, to serve on such committee (subject to customary exclusions of directors from meetings of committees considering affiliated transactions). The description of the Board committees in this paragraph does not include the Nominating and Selection Committee, which is not a committee of the Board and was formed pursuant to the Memorandum and Articles of Association (as described in the section entitled “Size and Composition of the Board” on page 7).
The committees report on their activities to the Board at each regular Board meeting.
The table below provides standing committee membership information as of the date of this Proxy Statement.

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BOARD OF DIRECTORS AND BOARD COMMITTEES
Directors(1)	Audit Committee	Governance and Compliance Committee	Human Resources and Compensation Committee	Transaction Review Committee
Paul M. Bisaro (2)
Katina Dorton
Abbas Hussain
Sigurdur O. Olafsson
David Stetson
Wesley P. Wheeler
Jonathan Zinman
Number of Meetings Held in Fiscal 2023	9	4	6	N/A
(1) Each of Ms. Dorton, Mr. Hussain and Mr. Wheeler was appointed as a director of the Company on February 2, 2024.
(2) Mr. Bisaro resigned from his role as a director of the Company on November 14, 2023. He was re-appointed as a director of the Company on February 2, 2024.
Chair of the Board	Chair	Member
Committee	Responsibilities and Composition
Audit Committee	The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with certain legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is responsible for selecting, retaining, evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors. The current members of the Audit Committee are Mr. Bisaro, Ms. Dorton and Mr. Wheeler. Each of them is independent under SEC rules and NYSE corporate governance listing standards applicable to audit committee members. Ms. Dorton is the Chair of the Audit Committee. The Board has determined that Ms. Dorton is an audit committee financial expert. The Audit Committee operates under a charter approved by the Board, which is posted on our website at ir.mallinckrodt.com/corporate-governance/highlights.
Governance and Compliance Committee	The Governance and Compliance Committee is responsible for developing and recommending to the Board our Corporate Governance Guidelines, taking a general leadership role in our corporate governance and assisting the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us. Subject to such rights of the First Designator, the Second Designators and the Nominating and Selection Committee as set forth in the Memorandum and Articles of Association, the Governance and Compliance Committee assists the Board with nominations for directors and determinations of director independence. The Governance and Compliance Committee also reviews the succession planning process relating to the CEO. The current members of the Governance and Compliance Committee are Mr. Hussain, Mr. Stetson

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BOARD OF DIRECTORS AND BOARD COMMITTEES
Committee	Responsibilities and Composition
and Mr. Wheeler, each of whom is independent under NYSE corporate governance listing standards. Mr. Wheeler is the Chair of the Governance and Compliance Committee. The Governance and Compliance Committee operates under a charter approved by the Board, which is posted on our website at ir.mallinckrodt.com/corporate-governance/highlights.
Human Resources and Compensation Committee	The HRCC reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to those objectives and carries out the Board’s responsibilities relating to executive compensation. The HRCC reviews the succession planning process relating to senior executives (other than CEO). The current members of the HRCC are Ms. Dorton, Mr. Zinman and Mr. Hussain, each of whom is independent under NYSE corporate governance listing standards applicable to compensation committee members. Mr. Hussain is the Chair of the HRCC. The HRCC operates under a charter approved by the Board, which is posted on our website at ir.mallinckrodt.com/corporate-governance/highlights.
Transaction Review Committee	The Transaction Review Committee is responsible for reviewing, monitoring and assessing potential qualifying transactions under the Transaction Incentive Plan and making recommendations to the Board in respect of any such transactions. The current members of the Transaction Review Committee are Mr. Bisaro, Mr. Olafsson, Mr. Stetson and Mr. Zinman. Mr. Zinman is the Chair of the Transaction Review Committee.
In addition to the four standing committees, the Board previously established an ad hoc Strategic Review Committee for the purposes of (a) considering liability management, operating liquidity, credit proposals, and related transactions, (b) considering potential options and alternatives related to impending financial decisions for the Company and (c) in respect of each of (a) and (b), providing guidance, direction, and oversight to the Company’s management with respect thereto and making recommendations to the Board with respect to matters requiring its action. The members of the Strategic Review Committee were Mr. Bisaro, Mr. Celentano, Mr. Goldman and Mr. Sulat. The Strategic Review Committee held 10 meetings in fiscal 2023. On November 14, 2023, following the Company’s Emergence from the 2023 Bankruptcy Proceedings, the Strategic Review Committee was eliminated.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   15

COMPENSATION OF NON-EMPLOYEE DIRECTORS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
Pre-Emergence Compensation
The compensation structure for non-employee directors for fiscal 2023 was originally established in 2022 upon emergence from our prior bankruptcy by the Board at the recommendation of the Board committee that oversaw non-employee director compensation at that time. During 2023, for directors who served prior to Emergence, the annual cash compensation elements of non-employee director compensation were modified by the HRCC (the Board committee that is currently responsible for establishing non-employee director compensation). The 2023 non-employee director compensation for directors who served prior to Emergence consisted of an annual cash retainer and equity awards, as described below. The equity awards granted to each non-employee director as part of the annual fiscal 2023 equity grant were subsequently cancelled in June 2023 and each non-employee director who served prior to Emergence received additional cash compensation, as further described below. During 2023, Lyons, Benenson & Company Inc. (“LB&Co.”) served as the independent compensation consultant to the HRCC with respect to the non-employee director compensation matters and provided data and analyses therefor.
Cash Retainers
Board Members. Each non-employee director received an annual cash retainer of $75,000.
Committee Chairs. The chairs of the Audit Committee, the Human Resources and Compensation Committee and the Governance and Compliance Committee received a supplemental annual cash retainer of $35,000.
Committee Members. Each member of the Audit Committee, the Human Resources and Compensation Committee and the Governance and Compliance Committee (excluding the respective chair of each committee) received a supplemental annual cash retainer of $17,500. Even though starting June 2023, each member of the Strategic Review Committee (including the Chair) was entitled to receive a supplemental cash retainer of $15,000 per month (on an annual, pro-rata basis), Messrs. Sulat and Bisaro had proactively waived such retainer.
Non-Executive Chair of the Board. The non-executive Chair of the Board received a supplemental annual cash retainer of $100,000.
Equity Awards
Equity award grants to our non-employee directors are described below under the table below entitled “2023 Director Compensation Table.”
2023 Director Compensation
The following table provides information concerning compensation for each of our non-employee directors for the fiscal year ended December 29, 2023. Compensation for Sigurdur O. Olafsson, our President and CEO, is shown in the Summary Compensation Table. Mr. Olafsson did not receive additional compensation for his services as a director. Mr. Stetson and Mr. Zinman, who joined the Board after Emergence, were each paid a fixed amount for their services in 2023 as shown in the following table.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS
2023 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(4)(5)	Stock Awards ($)(4)(6)	Total ($)(4)
Current Directors(1)
Paul M. Bisaro(2)	447,000	303,675	750,675
David Stetson	18,956	—	18,956
Jonathan Zinman	18,956	—	18,956
Former Directors(3)
Daniel A. Celentano	388,500	204,172	592,672
Riad H. El-Dada	388,500	204,172	592,672
Neal P. Goldman	388,500	204,172	592,672
Karen L. Ling	388,500	204,172	592,672
Woodrow A. Myers, Jr., M.D.	388,500	204,172	592,672
Susan M. Silbermann	388,500	204,172	592,672
James R. Sulat	388,500	204,172	592,672

(1)
Each of Ms. Dorton, Mr. Hussain, and Mr. Wheeler was appointed as a director of the Company on February 2, 2024 and therefore is not included in this table. Each of Messrs. Stetson and Zinman was appointed as a director of the Company on November 14, 2023; amounts reflect fees for service from November 14, 2023 through December 29, 2023.

(2)
Mr. Bisaro resigned from his role as a director of the Company on November 14, 2023. He was re-appointed as a director of the Company on February 2, 2024.

(3)
Each of Daniel A. Celentano, Riad H. El-Dada, Neal P. Goldman, Karen L. Ling, Woodrow A. Myers, Jr., M.D., Susan M. Silbermann and James R. Sulat resigned as a director of the Company on November 14, 2023.

(4)
On January 5, 2023, each non-employee director received an annual grant of 26,277 restricted units (“RSUs”). Additionally, our non-executive Chair received an additional grant of 12,806 RSUs. Pursuant to the terms of each award agreement, 50% of the RSUs would become vested on June 16, 2023 and 50% of the RSUs would become vested on June 16, 2024. On June 16, 2023, each non-employee director’s RSUs originally granted on January 5, 2023 were cancelled by mutual agreement with the Company. In compliance with SEC rules, the full value of the RSUs is reported in the “Stock Awards” column. Such amounts represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”). In consideration of the cancelation of such RSUs, each non-employee director received cash compensation in an amount equal to 60% of the equity value granted to each non-employee director as compensation for fiscal 2023 (or $279,000 for the non-executive chair of the Board and $210,000 for each of the other non-employee directors), which is reported in the “Fees Earned or Paid in Cash” column.

(5)
Does not include fees that Mr. Bisaro and Mr. Sulat waived in connection with their service on the Strategic Review Committee.

(6)
As of the end of fiscal 2023, the directors held no outstanding stock awards or option awards.

Post-Emergence Compensation
In connection with the 2023 Emergence from Bankruptcy, the Board approved the following changes to the compensation of non-employee directors:
Cash Retainers
Starting in 2024:
Non-Executive Chair of the Board. The non-executive Chair of the Board receives an annual cash retainer of $250,000.
Board Members. Each non-employee director (other than the Non-Executive Chair) receives an annual cash retainer of $150,000.
Committee Chairs. The chairs of the Audit Committee and Transaction Review Committee each receive a supplemental annual cash retainer of $50,000. The chairs of the Human Resources and Compensation Committee and the Governance and Compliance Committee each receives a supplemental annual cash retainer of $25,000.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS
Committee Members. Each member of the Audit Committee, the Human Resources and Compensation Committee, the Governance and Compliance Committee and the Transaction Review Committee (excluding the Chairs) receives a supplemental annual cash retainer of $15,000.
Equity Awards
In February 2024, each non-employee member of the Board, other than Mr. Bisaro, received an equity grant comprised of one-third RSUs and two-thirds performance share units (“PSUs”) of 24,621 ordinary shares, and Mr. Bisaro, as the chair of the Board, received an equity grant comprised of one-third RSUs and two-thirds PSUs of 41,034 ordinary shares. Mr. Zinman, as the chair of the Transaction Review Committee, also received an additional equity grant comprised of one-third RSUs and two-thirds PSUs of 8,207 ordinary shares.
The RSUs vest ratably on each of the first three anniversaries of January 1, 2024. Fifty percent of the PSUs (the “Cash Flow PSUs”) vest based on our attainment of aggregate adjusted operating cash flow targets for the three-year period of fiscal 2024 through fiscal 2026 (the “Performance Period”) and 50% of which vest based on our attainment of total realized value targets measured at the end of fiscal year 2026 (the “Realized Value PSUs”). For purposes of the Realized Value PSUs, total realized value will be determined based on an independent third-party valuation of Mallinckrodt as of the end of fiscal year 2026 plus the after-tax cash and marketable securities proceeds of any assets sold during the Performance Period.
Transaction Incentive Plan
In February 2024, the Board adopted a Transaction Incentive Plan (the “Transaction Incentive Plan”) intended to compensate designated Mallinckrodt executives and directors with bonus payments to be made upon the consummation of qualifying asset sale transactions or a Change of Control (as defined in Mallinckrodt’s Credit Agreement). The aggregate value of the bonuses payable are subject to the terms of the Transaction Incentive Plan.
Other Compensation
Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board meetings, committee meetings and shareholder meetings. Directors are typically provided with commercial aircraft airfare in order to travel to and from such meetings.
Due to the Company’s organizational structure, directors may be subject to the Irish income tax laws. For this reason, starting February 2024, the Company will make available for directors Irish income tax services up to approximately €1,500 annually (or $1,630 as of March 20, 2024). In addition, to enhance the cybersecurity of our directors, the Company will make available to directors a data scrub service for up to approximately $1,000 annually.

18   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Set forth below are the names, ages and current positions of our current executive officers:
Name	Age	Title
Sigurdur O. Olafsson	55	President, CEO and Director
Bryan M. Reasons	56	Executive Vice President and Chief Financial Officer
Henriette Nielsen	58	Executive Vice President and Chief Transformation Officer
Mark Tyndall	48	Executive Vice President, Chief Legal Officer and Corporate Secretary
Kassie Harrold	45	Executive Vice President and Chief Compliance Officer
Lisa French	55	Executive Vice President and Chief Commercial Officer
Paul O’Neill	54	Executive Vice President, Quality & Operations, Specialty Brands
Dr. Peter Richardson	64	Executive Vice President and Chief Scientific Officer
Stephen Welch	46	Executive Vice President and Head of Specialty Generics
Jason Goodson	43	Executive Vice President and Chief Strategy and Restructuring Officer
Executive Officer Biographies
Sigurdur O. Olafsson is our President and CEO and a director. See Proposal 1(d) on page 49 for more information about Mr. Olafsson.
Bryan M. Reasons is our Executive Vice President and Chief Financial Officer. He has executive responsibility for the global finance function. Prior to joining Mallinckrodt in March 2019, Mr. Reasons served as Senior Vice President and Chief Financial Officer of Amneal Pharmaceuticals, Inc., a pharmaceutical company, from May 2018 until January 2019 and as Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories, Inc., a specialty pharmaceutical company, from December 2012 until Amneal and Impax completed their business combination to form Amneal, a generics and specialty pharmaceutical company, in May 2018. Mr. Reasons previously served as Impax’s Acting Chief Financial Officer from June 2012 to December 2012 and as Impax’s Vice President, Finance from January 2012 to June 2012. Prior to joining Impax in January 2012, he held various finance management positions at Cephalon, Inc. from 2005 to 2012 and at E. I. Du Pont De Nemours and Company from 2003 to 2005 and was at PricewaterhouseCoopers LLP from 1993 to 2003, last serving as senior manager. Mr. Reasons also serves as an independent board director and audit committee chair for both Aclaris Therapeutics, Inc. (since April 2018) and Societal CDMO, Inc., formerly Recro Pharma, Inc. (since March 2017).
Henriette Nielsen is our Executive Vice President and Chief Transformation Officer, a role she assumed in August 2022. Ms. Nielsen has executive responsibility for all human resources and people-related matters, communications and facilities, as well as responsibility for building out our ESG program. Ms. Nielsen brings significant experience from a range of corporate functions and an impressive track record of enhancing operations at pharmaceutical companies. Previously, Ms. Nielsen served at Hikma Pharmaceuticals plc, a multinational pharmaceutical company publicly traded on the London Stock Exchange, as Executive Vice President, Business Operations, a role she held from June 2018 to July 2022. Before that, Ms. Nielsen served at Teva Pharmaceuticals, a global pharmaceutical company, as Senior Vice President and Chief Transformation Officer, from January 2015 to June 2018. Before that, she was the founder of System Matters APS, a healthcare and impact investing consultancy from April 2011 to December 2014 and the general counsel and an executive vice president at Actavis Group from January 2006 to March 2011. Ms. Nielsen began her career as a commercial lawyer in Denmark at Kromann Reumert. She presently serves as Vice Chair of Think Equal USA, a not-for-profit providing and advocating for early-age social emotional learning, and is an advisor to EIR, which promotes women’s sports globally. Ms. Nielsen was a candidate of law at the University of Copenhagen, received her Master of Laws at the University of Edinburgh, and completed a Leading Sustainable Corporation Programme at the University of Oxford.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   19

EXECUTIVE OFFICERS
Mark Tyndall is our Executive Vice President, Chief Legal Officer and Corporate Secretary, a role he assumed in August 2022. Mr. Tyndall has executive responsibility for all legal functions and serves as the primary liaison to the Board of Directors. He also has responsibility for Mallinckrodt’s Government Affairs and Patient Advocacy functions. Previously, from February 2021 to August 2022, Mr. Tyndall served as Mallinckrodt’s Senior Vice President and U.S. General Counsel, where he had responsibility for the U.S. and international commercial legal teams, corporate litigation and investigations, legal operations, and the corporate privacy function, and oversaw the Government Affairs team. Before that, Mr. Tyndall held the roles of Senior Vice President of Government Affairs & Chief Counsel of Litigation (from February 2019 to February 2021), and Vice President of Government Affairs, Policy and Patient Advocacy (from June 2014 to February 2019). Prior to Mallinckrodt, Mr. Tyndall served as Head of Global Policy and Public Affairs at Bayer Healthcare’s consumer health division, a role he served in from January 2013 to June 2014. Prior to joining Bayer, Mr. Tyndall practiced healthcare and political law in the Washington, D.C. office of Sidley Austin LLP, where he focused on healthcare regulatory issues, fraud and abuse matters and legislative and policy issues. He is also a former professional staff member of the U.S. Senate Committee on Agriculture, Nutrition and Forestry. Mr. Tyndall holds a Juris Doctor from George Washington University Law School, a Master’s degree in Public Policy from the College of William and Mary, and a Bachelor of Arts degree in Economics from Christopher Newport University. He also completed the International Human Rights Law Summer Program at the University of Oxford, New College.
Kassie Harrold is our Executive Vice President and Chief Compliance Officer, a role she assumed in August 2022. Ms. Harrold has executive responsibility for overseeing Mallinckrodt’s global integrity and compliance and risk management programs as well as the Corporate Integrity Agreement and Operating Injunction requirements. Ms. Harrold has held roles of increasing responsibility since joining Mallinckrodt in 2013, including leading the trade compliance and business support functions and advising senior management on a broad range of business matters as the Senior Staff Liaison to the President and Chief Executive Officer. Previously, Ms. Harrold served as our Senior Vice President and Chief Compliance Officer, with responsibility for global ethics and the compliance program, including risk assessment and mitigation, hotline reporting and investigations, program monitoring and governance, from February 2021 until August 2022. Prior to that, she served as our Vice President and Chief Compliance Officer, Specialty Generics from January 2019 until January 2021, and as our Vice President of Business Support, Specialty Generics, from January 2018 until December 2018. Prior to joining us, Ms. Harrold held several positions, including global compliance, litigation and employment counsel and government affairs, with Solutia Inc., the specialty chemicals spin-off of Monsanto. Ms. Harrold is a member of the Healthcare Businesswomen’s Association (HBA), previously serving on the St. Louis chapter board and was selected as Mallinckrodt’s 2016 HBA Rising Star. She also participates in the Pharmaceutical Compliance Forum as a member of the CCO Roundtable. Ms. Harrold serves as an executive sponsor and advisor to Mallinckrodt’s Champion Circles business resource group. She earned her Bachelor of Science and Juris Doctorate Degrees from Duquesne University in Pittsburgh, Pennsylvania.
Lisa French is our Executive Vice President and Chief Commercial Officer, a role she assumed in October 2022. She has executive responsibility for all commercial and market-access activities for the company’s Specialty Brands products, as well as new product launch execution for assets in Mallinckrodt’s near-term development portfolio. Ms. French is a member of Mallinckrodt’s executive committee. Ms. French has more than 30 years of experience in U.S. go-to-market commercialization strategy development and operating experience across the therapeutics lifecycle. Before joining Mallinckrodt, Ms. French served as U.S. Business Unit Lead of the Women’s Health Franchise at Organon & Co.’s, a global healthcare company, where she led the commercial team, from January 2021 through September 2022. Prior to that, she held various positions of increasing responsibility at Merck, a pharmaceutical company, where she ultimately led all aspects of a multi-billion dollar brand, executed commercial innovation initiatives and oversaw multiple sales teams, including as Associate Vice President, U.S. Marketing Lead HPV Franchise, from October 2019 until January 2021 and as Associate Vice President, U.S. Strategy and Commercial Model Innovation, from January 2016 until October 2019. Ms. French holds a B.S. in Biology from West Chester University and completed Harvard Business School’s Emerging Leaders and Leadership & Strategy executive programs.

20   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EXECUTIVE OFFICERS
Paul O’Neill is our Executive Vice President, Quality & Operations, Specialty Brands, a role he assumed in February 2024. Mr. O’Neill has executive responsibility for leading Quality & Operations for Mallinckrodt’s Specialty Brands business, overseeing internal and external manufacturing, supply chain distribution, device engineering, quality, technical services and product support and is also a member of Mallinckrodt’s executive committee. Mr. O’Neill previously served as the Company’s Senior Vice President, Quality & Operations, Specialty Brands. Mr. O’Neill has more than 25 years of experience in manufacturing operations, plant start-ups, technology transfer and supply chain management and has held numerous leadership positions at biopharmaceutical companies, including Merck, Pfizer and Wyeth. Prior to joining Mallinckrodt in March 2023, Mr. O’Neill served as Executive Director, Biologics Operations, at Merck, and was responsible for overseeing the end-to-end supply strategy of Merck’s Keytruda and biologics (mABs) pipeline portfolio. Prior to that, Mr. O’Neill held leadership positions at Pfizer and Wyeth in plant operations, supply chain management, new product launches, site start-ups and network design. Mr. O’Neill holds an MBA from the Alfred Lerner College of Business & Economics at the University of Delaware and a BSc in Food Science and Technology from University College of Cork.
Dr. Peter Richardson is our Executive Vice President and Chief Scientific Officer, a role he assumed in January 2023. He has executive responsibility for Mallinckrodt’s branded research and development (R&D), medical affairs, safety, portfolio and project management, and regulatory affairs functions, and he is a member of the Company’s executive committee. Dr. Richardson is a pharmaceutical executive with more than 30 years of experience in research and development leadership, including building and supporting product development pipelines and clinical program management. Before joining Mallinckrodt, Dr. Richardson served as the Executive Vice President and Chief Medical Officer of Antares Pharmaceuticals, Inc., a pharmaceutical company, leading the organization’s research and development activities from April 2021 until Mary 2022. Prior to Antares Pharmaceuticals, he held senior leadership positions in research and development at several pharmaceutical companies, including as Chief Medical Officer President, Adare Development 1, at Adare Pharma from November 2016 until September 2020, as well as positions at Novartis and MannKind Corporation. Dr. Richardson holds a B.Med.Sci. from the University of Nottingham and a BM, BS from the University of Nottingham Medical School. He completed the Stanford University Graduate School of Business’ executive program and is a member of the Royal College of Physicians in the United Kingdom.
Stephen Welch is our Executive Vice President and Head of Specialty Generics, a role he assumed in August 2022. He has executive responsibility for the Company’s Specialty Generics segment, directly managing all aspects of the segment’s business. Before that, from January 2022 to August 2022, Mr. Welch served as our Senior Vice President and General Manager, Specialty Generics. He previously served as the segment’s Chief Financial Officer (from December 2020 to January 2022) and Chief Transformation Officer for Mallinckrodt (from August 2019 to June 2022), including during the Company’s Chapter 11 process, and regularly represented the Company in those proceedings. He joined Mallinckrodt in 2012 and during his time with the Company has held a number of increasingly strategic roles, including Chief of Staff to the President and CEO and Vice President of Corporate Strategy. He began his time at Mallinckrodt in the tax department, focused primarily on mergers and acquisitions transactions and business integrations. Prior to joining Mallinckrodt, Mr. Welch led the tax functions at Human Genome Sciences, Inc., a formerly publicly listed biopharmaceutical company and PharMerica Corporation, a pharmacy services provider. He began his career at PricewaterhouseCoopers. Mr. Welch holds a Juris Doctor degree from the Georgetown University Law Center and a bachelor’s degree in Political Science from California State University, Bakersfield. In 2023, Mr. Welch completed Harvard Business School’s Advanced Management Program.
Jason Goodson is our Executive Vice President and Chief Strategy and Restructuring Officer, a role he assumed in August 2023. Mr. Goodson has executive responsibility for overseeing corporate strategy, business development and business intelligence. He is a seasoned executive leader with a track record of navigating complex business issues and delivering results against corporate strategy. Mr. Goodson previously served as our Vice President of Business Operations, where he had responsibility for corporate strategy, business development, business intelligence and strategic support functions, from November 2021 to August 2022. Mr. Goodson has also served as Chief of Staff to the President and CEO supporting various strategic initiatives including key workstreams within the Chapter 11 process, from March 2020

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   21

EXECUTIVE OFFICERS
to November 2021, and as Senior Director, Assistant Controller from January 2018 to March 2020. Mr. Goodson has over 19 years of experience in various finance leadership, strategic and mergers and acquisitions transaction focused roles. He began his career at Mallinckrodt as Assistant Controller, within the finance organization focused on mergers and acquisitions transactions, integration and transformation projects. Prior to joining Mallinckrodt, Mr. Goodson was with SunEdison Inc, in various finance leadership roles including responsibility for finance transformation initiatives and various business development transactions. Prior to his time at SunEdison, he was with PricewaterhouseCoopers as a manager in the audit practice. Mr. Goodson holds a Master’s and Bachelor’s degree from the University of Missouri — Columbia in Accounting. He is a Certified Public Accountant in the state of Missouri.

22   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Our Named Executive Officers
For purposes of our executive compensation disclosures, the individuals listed below are referred to collectively as our named executive officers (“NEOs”) for fiscal 2023.
•
Sigurdur O. Olafsson, President, Chief Executive Officer and Director

•
Bryan M. Reasons, Executive Vice President and Chief Financial Officer

•
Peter C. Richardson, Executive Vice President, Chief Scientific Officer

Dr. Richardson was an NEO for fiscal 2023 as a result of his Inducement Grant provided in connection with his commencement of employment with the Company in 2023. For further information on the Inducement Grant, see the section entitled “— 2023 Awards — Inducement Grant” below.
Compensation Decision-Making
Role of the HRCC and Management
Leading up to fiscal 2023, in September and December of 2022, and in February 2023, the HRCC reviewed our key executive compensation policies, practices and plans to determine whether they were consistent with our compensation philosophy and objectives, and whether they needed to be modified in light of changes in our business or the market. The overall value of compensation was compared to market data on compensation opportunities at pharmaceutical industry and peer companies to ensure that our executive pay programs are positioned competitively. The HRCC and the Board considered the mix of variable and fixed compensation when determining base salary and short- and long-term incentives with an emphasis on variable compensation rather than fixed compensation. Our CEO made recommendations to the HRCC regarding salary adjustments and the setting of incentive targets and awards for the executives (other than himself) and the HRCC approved the fiscal 2023 executive compensation programs. The HRCC reported to the Board on compensation paid to the executives and made recommendations to the Board regarding CEO compensation. The Board approved the CEO compensation.
The fiscal 2023 executive compensation program, when originally approved on February 14, 2023, included base salary, a 2023 Short-Term Incentive Plan (“2023 STIP”) and a 2023 Long-Term Incentive Plan (“2023 LTIP”). In connection with the 2023 Bankruptcy Proceedings, on June 14, 2023, upon the recommendation of the independent directors of the Board, the Board approved the 2023 Key Employee Incentive Plan (“2023 KEIP”) and the 2023 Key Employee Retention Program (“2023 KERP”).
The 2023 KEIP was implemented in the time leading up to the 2023 Bankruptcy Proceedings to replace the 2023 STIP and the 2023 LTIP for the participants in the 2023 KEIP. The 2023 KERP was implemented at the same time as the 2023 KEIP in order to provide a retention program for key officers who were participants in the program. Mr. Olafsson elected not to participate in the 2023 KEIP or the 2023 KERP and instead continued his participation in the 2023 STIP and the 2023 LTIP. Additional details of the 2023 STIP, 2023 LTIP, 2023 KEIP and 2023 KERP can be found in the section entitled “Narrative to Summary Compensation Table”.
Role of the Compensation Consultant
The HRCC utilizes the services of independent compensation consultants from time to time and has the sole authority to retain, compensate and terminate any such compensation consultants. During fiscal 2023, LB&Co. served as the independent compensation consultant to the HRCC. LB&Co. reported directly to the HRCC, and within its scope of services, LB&Co. reviewed HRCC materials, attended all HRCC meetings, reviewed our peer group (a group of companies reasonably similar to us in size that may be in competition with us for executive talent) and competitive positioning of individual executives versus market, advised the HRCC on program design, provided advice to the HRCC as compensation issues arose and provided recommendations on certain specific aspects of our compensation

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   23

COMPENSATION OF EXECUTIVE OFFICERS
programs. In connection with setting fiscal 2023 compensation, the HRCC assessed the independence of LB&Co. and determined that LB&Co. was independent and that no conflicts of interest existed.
Summary Compensation Table
The information presented in the Summary Compensation Table reflects compensation for our NEOs for fiscal 2023. However, the impact of the 2023 Bankruptcy Proceedings on equity compensation is not reflected in the Summary Compensation Table. In connection with Emergence from the 2023 Bankruptcy Proceedings on November 14, 2023, each existing equity interest in Mallinckrodt, including our ordinary shares and existing equity-based awards, was cancelled and extinguished. Accordingly, our NEOs did not receive any value for their equity interests in Mallinckrodt.
Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Siggi Olafsson President and Chief Executive Officer	2023	1,100,000	—	10,000,012	—	2,750,000	239,744	14,089,756
	2022	571,154	—	4,580,263	—	1,225,982	54,342	6,431,741
Bryan Reasons Executive Vice President & Chief Financial Officer	2023	630,000	945,000	2,500,016	—	2,613,563	152,185	6,840,764
	2022	611,308	150,000	2,290,137	—	651,105	114,449	3,816,999
Peter Richardson Executive Vice President and Chief Scientific Officer	2023	557,308	862,500	2,956,171	—	2,014,567	88,196	6,478,742
(1)
The amount reported in 2022 for Mr. Reasons represents a cash retention award earned in 2022 contingent upon remaining continuously employed with the Company through the 90-day anniversary of emergence from the 2020 Bankruptcy Proceedings. The amounts reported in 2023 for Mr. Reasons and Dr. Richardson represent a cash retention award earned and paid in 2023 pursuant to the 2023 KERP contingent upon remaining continuously employed with the Company through June 14, 2024, or, if earlier, the date the Company emerged from the 2023 Bankruptcy Proceedings.

(2)
The amounts reported represent the aggregate grant date fair value, computed in accordance with ASC 718, of RSUs and PSUs awards granted during fiscal 2023 to Mr. Olafsson, Mr. Reasons, and Dr. Richardson. For PSUs, the values shown reflect the grant date fair value based on the probable outcome of the performance conditions. If the highest level of achievement of the performance conditions were assumed, the value of the PSUs at the grant date for the NEOs for fiscal 2023 and 2022, respectively, would be $10,000,017 and $4,884,863 for Mr. Olafsson, $2,500,031 and $2,442,442 for Mr. Reasons, and $2,849,920 for Dr. Richardson. Further information regarding the equity awards granted in fiscal 2023 are included in the “Narrative to Summary Compensation Table — 2023 Grants” below. For additional information relating to assumptions made in the valuation for fiscal 2023 awards reflected in these columns, see Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023.

(3)
The amounts reported for fiscal 2023 represent incentive cash awards paid to Mr. Olafsson under our 2023 STIP and incentive cash awards paid to Mr. Reasons and Dr. Richardson under our 2023 KEIP. For information regarding the calculation of these awards, see the section entitled “— Narrative to Summary Compensation Table.”

(4)
The amounts reported represent the aggregate dollar amount for each NEO for employer contributions to the Retirement Savings Plan, employer credits to the Supplemental Savings Plan, financial planning services, long term disability insurance payments and subscription for data scrub services. The table below provides further detail on the amounts included in the All Other Compensation column of the Summary Compensation Table for fiscal 2023.

Name	Contributions to Retirement Savings Plan ($)	Credits to Supplemental Savings Plan ($)	Other ($)	Total ($)
Siggi Olafsson	21,150	202,259	16,335	239,744
Bryan Reasons	21,150	131,035	—	152,185
Peter Richardson	19,520	68,675	—	88,196

24   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
Narrative to Summary Compensation Table
Fiscal 2023 STIP Award
In connection with the 2023 Bankruptcy Proceedings, on June 14, 2023, we implemented the 2023 KEIP and the 2023 KERP. Mr. Olafsson elected not to participate in either of these programs and instead continued his participation in the 2023 STIP and the 2023 LTIP. Mr. Olafsson’s target bonus for fiscal 2023 was based on his 2023 STIP target bonus only and did not include a long-term incentive equivalent percentage like the 2023 KEIP, as further discussed below. The table below shows the target award opportunity for Mr. Olafsson as a percentage of his base salary under the 2023 STIP.
2023 Short-Term Incentive Plan Target as a % of Salary
Sigurdur O. Olafsson	135%
The 2023 STIP provided Mr. Olafsson with the opportunity to receive an incentive payment determined by multiplying his incentive target percentage by the Company’s achievement against pre-determined financial performance targets and then by an individual performance modifier. The Company performance targets were designed to be achieved in a range from 0% (achievement at less than threshold) to 200% (achievement at maximum or above) of target based upon our performance, subject to an individual performance modifier that could also be applied, with a cap of 250% of base salary on the total target opportunity as set by Mr. Olafsson’s employment agreement. The following illustrates the formula for the STIP:
2023 STIP Performance Periods and Measures.   The 2023 STIP consisted of two standalone performance periods: the First Half (50% of award) and the Second Half (50% of award). The performance measures for each period were separately determined and were based for each period on Adjusted EBITDA and Adjusted Free Cash Flow (each as defined below), weighted 50% and 50%, respectively. These performance measures were set in relation to our annual budget for the enterprise as approved by the Board.
“Adjusted EBITDA” means net income or loss before interest, income taxes, depreciation and amortization adjusted to exclude the following items: share-based compensation (settled in either stock or cash); the impact of acquisitions and divestitures; any significant unbudgeted foreign exchange (gain)/loss occurring in selling, general and administrative expenses; any 2023 KERP related expenses; any 2023 KEIP related expenses in excess of budgeted annual incentive plan amounts; any restructuring related expenses in or out of court; and any unusual or nonrecurring items approved by the HRCC or the Board.
“Adjusted Free Cash Flow” means net cash from operating activities minus capital expenditures and excluded the following items: any payments related to the Company’s emergence from bankruptcy (examples would include opioid defense costs, legal and advisory fees, trust administration costs, etc.); CARES Act refund(s); any 2023 KERP or 2023 KEIP related payments in excess of budgeted annual incentive plan amounts; any restructuring related expenses in or out of court; opioid and Department of Justice (“DOJ”) and Centers for Medicare & Medicaid Services (“CMS”) settlements; the impact of acquisitions and divestitures; and any unusual or nonrecurring items approved by the HRCC or the Board.
The weighted average funding for the 2023 STIP was designed to range from 0% to 200% of target based upon our performance against the two measures. The following chart summarizes the 2023 STIP design with respect to the Company performance measures, including the relative weighting,

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   25

COMPENSATION OF EXECUTIVE OFFICERS
performance targets, actual results and weighted average funding for the First Half and Second Half performance periods.
Fiscal 2023 First Half STIP Company Performance Measures
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2023 Results	Weighted Average Funding
Adjusted EBITDA(1)	50%	$224	$263	$302	$276	58%
Adjusted Free Cash Flow(1)	50%	$(7)	$3	$13	$11	71%
						130%

(1)
In millions. Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures that are used for compensation purposes and are described on page 25 above.

Fiscal 2023 Second Half STIP Company Performance Measures
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2023 Results	Weighted Average Funding
Adjusted EBITDA(1)	50%	$261	$307	$353	$325	60%
Adjusted Free Cash Flow(1)	50%	$17	$27	$37	$118	75%
						135%

(1)
In millions.

The following charts show the HRCC approved financial multiplier and individual performance modifier for the First Half payment and the Second Half payment for Mr. Olafsson. In determining Mr. Olafsson’s individual performance modifier, the HRCC considered Mr. Olafsson’s contributions, including the following: successfully entering into a pre-packed Chapter 11 process and emerging within a condensed period of time; exceeding the high end of the guidance range on annual net sales and Adjusted EBITDA; the successful launch of Terlivaz; FDA clearance of Inomax with anticipated rollout in 2024; FDA acceptance of the Supplementary New Drug Application for the Acthar Gel Single-Dose Pre-filled SelfJect™ Injector; and three successful product launches within our Specialty Generics business (generic Mydayis, generic Vyvanse Capsules, and Morphine Sulfate tablets).
Fiscal 2023 First Half STIP Bonus Payout
	Target Performance Multiplier				Individual Modifier
	Target Bonus Opportunity	x	Multiplier	=	Preliminary Payout	X	Individual Performance Modifier(1)	=	Final 2023 STIP Payout
Mr. Olafsson	$742,500	x	130%	x	$965,250	X	148.1%	=	$1,430,000

(1)
Individual performance modifier is rounded.

Fiscal 2023 Second Half STIP Bonus Payout
	Target Performance Multiplier				Individual Modifier
	Target Bonus Opportunity	x	Multiplier	=	Preliminary Payout	X	Individual Performance Modifier(1)	=	Final 2023 STIP Payout
Mr. Olafsson	$742,500	x	135%	x	$1,002,375	X	131.7%	=	$1,320,000

(1)
Individual performance modifier is rounded.

Fiscal 2023 KEIP Awards
The 2023 KEIP was implemented in the time leading up to the 2023 Bankruptcy Proceedings to replace the 2023 STIP and the 2023 LTIP for the participants in the 2023 KEIP. The HRCC established the same performance periods (First Half and Second Half) and measures (Adjusted EBITDA and Adjusted Free Cash Flow) for the 2023 KEIP as the 2023 STIP. Unlike the 2023 STIP, each of Mr. Reasons’

26   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
and Dr. Richardson’s KEIP target awards equaled the sum of 100% of his 2023 STIP target bonus and 60% of his 2023 LTIP award value.
The 2023 KEIP provided an opportunity for Mr. Reasons and Dr. Richardson to receive an incentive payment determined by multiplying each executive’s 2023 KEIP incentive target percentage by the Company’s achievement against pre-determined financial performance targets. The Company performance targets were designed to be achieved in a range from 0% (achievement at less than threshold) to 150% (achievement at maximum or above) of target based upon Company performance. The table below shows the full year target award opportunity for Mr. Reasons and Dr. Richardson.
2023 Full Year Target KEIP Opportunity
Mr. Reasons	$1,972,500
Dr. Richardson	$1,571,250
Performance Periods and Measures.   The 2023 KEIP consisted of two standalone performance periods: the First Half (50% of award) and the Second Half (50% of award). The performance measures for each period were separately determined and were based for each period on Adjusted EBITDA and Adjusted Free Cash Flow, weighted 50% and 50%, respectively. These performance measures were set in relation to our annual budget for the enterprise as approved by the Board.
The weighted average funding for the 2023 KEIP was designed to range from 0% to 150% of target based upon our performance against the two measures. The following chart summarizes the 2023 KEIP design with respect to the Company performance measures, including the relative weighting, performance targets, actual results and weighted average funding for the First Half and Second Half performance periods.
Fiscal 2023 First Half KEIP Company Performance Measures
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Fiscal 2023 Results	Weighted Average Funding
Adjusted EBITDA(1)	50%	$224	$263	$302	$276	58%
Adjusted Free Cash Flow(1)	50%	$(7)	$3	$13	$11	71%
						130%

(1)
In millions. Adjusted EBITDA and Adjusted Free Cash Flow are considered non-GAAP financial measures that are used for compensation purposes and are described on page 25 above.

Fiscal 2023 Second Half KEIP Company Performance Measures
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Fiscal 2023 Results	Weighted Average Funding
Adjusted EBITDA(1)	50%	$261	$307	$353	$325	60%
Adjusted Free Cash Flow(1)	50%	$17	$27	$37	$118	75%
						135%

(1)
In millions.

The following charts show the HRCC approved multiplier for the First Half and Second Half payment for each of Mr. Reasons and Dr. Richardson. The 2023 KEIP did not include an individual performance modifier, unlike the 2023 STIP.

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COMPENSATION OF EXECUTIVE OFFICERS
	Target Performance Multiplier				Payout
	First Half Target KEIP Opportunity	x	Multiplier	=	First Half KEIP
Mr. Reasons	$986,250	x	130%		$1,282,125
Dr. Richardson(1)	$733,826	x	130%		$953,973

(1)
Prorated based on hire date.

	Target Performance Multiplier				Payout
	Second Half Target KEIP Opportunity	x	Multiplier	=	Second Half KEIP
Mr. Reasons	$986,250	x	135%		$1,331,438
Dr. Richardson	$785,625	x	135%		$1,060,594
2023 Grants
Annual Grants
On April 3, 2023, our NEOs were granted a 2023 annual equity award, which we refer to as the 2023 LTIP, under the Mallinckrodt Pharmaceuticals 2022 Stock and Incentive Plan (“2022 Plan”), and which consisted of a mix of PSUs (weighted 50%) and RSUs (weighted 50%). The table below sets forth the 2023 annual grant with respect to long-term incentive compensation. Mr. Reasons’ and Dr. Richardson’s 2023 LTIP awards were canceled at the time the 2023 KEIP was implemented. Mr. Olafsson elected not to participate in the 2023 KEIP or the 2023 KERP and instead continued his participation in the 2023 STIP and the 2023 LTIP.
Name	Annual Grant (#)	Target Number of PSUs (#)	Number of RSUs (#)
Sigurdur O. Olafsson	1,204,479	531,531	672,948
Bryan Reasons	301,121	132,884	168,237
Peter Richardson	228,853	100,992	127,861
PSUs.   PSUs represented unissued ordinary shares; no ordinary shares were to be issued until the applicable vesting requirements had been satisfied with the Company having the discretion to settle in shares or cash. The PSUs were based upon Adjusted Operating Cash Flow (as defined below) and Relative TSR (as defined below) targets, each weighted at 50%, over a performance period of fiscal year 2023 through fiscal year 2025 (December 31, 2022 through December 26, 2025).
“Adjusted Operating Cash Flow” means net cash from operating activities of continuing operations for the performance cycle, excluding the following items: payments related to the Company’s emergence from bankruptcy (examples would include opioid defense costs, legal and advisory fees, trust administration costs, etc.); CARES Act refunds; interest payments; opioid and DOJ and CMS settlements; the impact of acquisitions and divestitures; and any unusual or nonrecurring items approved by the HRCC or the Board.
“Relative TSR” means our total shareholder return as compared to the Russell 2000 Biotechnology Subsector index. This group of companies was broader than the peer group of companies used for competitive comparisons of executive compensation, and it included some companies that are much larger or smaller than Mallinckrodt. The multiplier used to determine the number of earned PSUs could be between a threshold of 50% and a maximum of 200%, with threshold achievement corresponding to a Relative TSR level at the 25th percentile (below which no PSUs are earned) and maximum achievement corresponding to a Relative TSR level at the 75th percentile.

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RSUs.   RSUs represented unissued ordinary shares; no ordinary shares were to be issued until the applicable vesting requirements had been satisfied with Company discretion to settle in shares or cash. When the vesting requirements were satisfied, the executive was to receive ordinary shares without restriction or cash. RSUs granted to NEOs during fiscal 2023 were to vest one-third annually beginning on the first anniversary of the grant date.
Inducement Grant
In connection with Dr. Richardson’s commencement of employment with the Company, he received an inducement grant (“Inducement Grant”) consisting of a mix of PSUs (weighted 50%) and RSUs (weighted 50%). The table below sets forth the Inducement Grant with respect to long-term incentive compensation.
Name	Inducement Grant (#)	Target Number of PSUs (#)	Number of RSUs (#)
Peter Richardson	150,182	75,091	75,091
PSUs.   The vesting requirements for Dr. Richardson’s PSUs were based upon Adjusted Operating Cash Flow and Relative TSR targets, each weighted at 50%, over a performance period of the second half of fiscal 2022 to fiscal year end 2024 (July 2, 2022 through December 27, 2024). This reflected the same time period and targets that were used for the then-serving executives who had been granted initial awards in December 2022.
RSUs.   The RSUs included in Dr. Richardson’s Inducement Grant were set to vest one-third annually beginning on the first anniversary of his hire date with the Company in 2023.
2023 KERP Awards
In June 2023, the Board approved the 2023 KERP for specified employees, including Mr. Reasons and Dr. Richardson. Although a retention bonus under the 2023 KERP was offered to Mr. Olafsson, he elected not to participate. The HRCC considered the challenges facing the Company, and both the Board and the HRCC believed it critical to continue to stabilize the executive leadership team and reduce the possibility of turnover during a critical time at the Company. Such turnover would have resulted in the loss of expert knowledge and slowed momentum and could have impaired the Company’s ability to continue to navigate the challenges. The HRCC consulted both Willis Towers Watson, the consultant engaged to provide advice to management with respect to certain compensation issues and recommendations in anticipation of filing for the 2023 Bankruptcy Proceedings, and LB&Co., the HRCC’s independent compensation consultant, on the plan and approaches utilized by other companies facing similar uncertainties for retention of executives in determining the value of the retention bonuses. The HRCC and the Board approved awards under the 2023 KERP for Mr. Reasons and Dr. Richardson in the following amounts.
Fiscal 2023 KERP Awards
Mr. Reasons	$945,000
Dr. Richardson	$862,500
These 2023 KERP awards were subject to repayment in the event the award recipient resigned, retired, voluntarily terminated employment or was terminated by the Company for cause prior to June 14, 2024 or, if earlier, the date the Company emerged from the 2023 Bankruptcy Proceedings. The awards ceased to be subject to repayment on November 14, 2023, the date of Emergence from the 2023 Bankruptcy Proceedings.
Other Benefits
We provide NEOs the same benefits that are provided to all employees, including defined contribution retirement benefits and health and welfare benefits. In addition, our NEOs are provided with certain additional benefits, intended to be competitive with the practices of our peer companies.

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COMPENSATION OF EXECUTIVE OFFICERS
Retirement Benefits.   The NEOs are eligible to participate in our Retirement Savings and Investment Plan (“Mallinckrodt Retirement Savings Plan”), which is our 401(k) plan available to all eligible U.S. employees, and our Supplemental Savings and Retirement Plan (“Mallinckrodt Supplemental Savings Plan”), our non-qualified deferred compensation plan in which executive officers and other senior employees may participate. The Mallinckrodt Supplemental Savings Plan is a so-called “excess” plan that extends the 401(k) benefits beyond the Internal Revenue Code (the “Code”) limitations.
Mallinckrodt Retirement Savings Plan.   Under the Mallinckrodt Retirement Savings Plan, we make an automatic contribution of 3% of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match $0.50 for every dollar employees contribute, up to the first 8% of eligible pay up to the applicable IRS limits ($330,000 for 2023).
Participants are fully vested in Company contributions (including earnings on such contributions) upon the earlier of completion of two years of service or attainment of age 55.
Mallinckrodt Supplemental Savings Plan. Under the Mallinckrodt Supplemental Savings Plan, participants are eligible to receive Company credits of 6% on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($330,000 for 2023).
Participants are fully vested in Company credits (including earnings on such credits) upon completion of two years of service. The Mallinckrodt Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Code. Amounts credited to the Mallinckrodt Supplemental Savings Plan as Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Mallinckrodt Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Mallinckrodt Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.
Employment Agreements
Employment Agreement with Mr. Olafsson
Upon our Emergence from the 2020 Bankruptcy Proceedings on June 16, 2022, we entered into an employment agreement (as subsequently amended and restated, the “Prior CEO Agreement”) with Mr. Olafsson, pursuant to which Mr. Olafsson commenced service as our CEO effective as of June 25, 2022 (the “Start Date”), for an indefinite term.
Pursuant to the Prior CEO Agreement, Mr. Olafsson received an annual base salary of $1,100,000. Mr. Olafsson was also eligible to receive a performance-based annual bonus with a target amount of 135% of base salary and a maximum amount of 250% of base salary. In addition, the Prior CEO Agreement provided that on or within 30 calendar days following the Start Date, Mr. Olafsson would be granted a one-time equity award, and beginning in fiscal 2023, and for each subsequent fiscal year, Mr. Olafsson would be eligible to receive equity awards (the “Annual Grant”). The Prior CEO Agreement provided that target value for the Annual Grant in respect of fiscal 2023 was to be not less than $4,000,000.
The Prior CEO Agreement provided that Mr. Olafsson would be restricted from competing with us and from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason. In June 2023, the Prior CEO Agreement was further amended to provide that in the event of a severance-qualifying termination, the non-competition covenant in the Prior CEO Agreement would apply only if the applicable severance benefits were paid in full (the “CEO Severance Amendment”).
On February 2, 2024, we entered into a new employment agreement with Mr. Olafsson (the “New CEO Agreement”), which superseded the Prior CEO Agreement. For additional information, see our Current Report on Form 8-K filed February 2, 2024, which includes a summary of the material terms of the New CEO Agreement.

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For information on termination benefits under both the Prior CEO Agreement and the New CEO Agreement, see “— Potential Payments Upon Termination” below.
Employment Agreements with Other NEOs
Following Emergence from the 2023 Bankruptcy Proceedings, we entered into amended and restated employment agreements with our NEOs, as further described below.
Employment Agreement with Mr. Reasons
We entered into an employment agreement (as subsequently amended and restated, the “Prior CFO Agreement”) with Mr. Reasons on August 17, 2022. Pursuant to the Prior CFO Agreement, Mr. Reasons received an annual base salary of $630,000. Mr. Reasons was also eligible to receive a performance-based annual bonus with a target amount of 75% of base salary and a maximum amount of 150% of base salary. In addition, the Prior CFO Agreement provided that as soon as reasonably practicable following the effective date of the Prior CFO Agreement, Mr. Reasons would be granted a one-time equity award, and beginning in fiscal 2023, and for each subsequent fiscal year, Mr. Reasons would be eligible to receive equity awards under our equity compensation plans.
The Prior CFO Agreement provided that Mr. Reasons would be restricted from competing with us and from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason. In June 2023, the Prior CFO Agreement was further amended to provide that in the event of a severance-qualifying termination, the non-competition covenant in the Prior CFO Agreement would apply only if the applicable severance benefits were paid in full.
On February 2, 2024, we amended and restated the Prior CFO Agreement (as so amended and restated, the “New CFO Agreement”). The New CFO Agreement is substantially similar to the Prior CFO Agreement, except that the New CFO Agreement provides that Mr. Reasons will participate in the 2024 Plan and the Transaction Incentive Plan, and contains certain changes discussed below under “— Potential Payments Upon Termination.”
Employment Agreement with Dr. Richardson
We entered into an employment agreement (the “Prior CSO Agreement”) with Dr. Richardson on January 12, 2023. Pursuant to the Prior CSO Agreement, Dr. Richardson received an annual base salary of $575,000. Dr. Richardson was also eligible to receive a performance-based annual bonus with a target amount of 75% of base salary and a maximum amount of 150% of base salary. In addition, the Prior CSO Agreement provided that as soon as reasonably practicable following the effective date of the Prior CSO Agreement, Dr. Richardson would be granted a one-time equity award, and beginning in fiscal 2023, and for each subsequent fiscal year, Dr. Richardson would be eligible to receive equity awards under our equity compensation plans.
The Prior CSO Agreement provided that Dr. Richardson would be restricted from competing with us and from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason. In June 2023, the Prior CSO Agreement was further amended to provide that in the event of a severance-qualifying termination, the non-competition covenant in the Prior CSO Agreement would apply only if the applicable severance benefits were paid in full.
On February 2, 2024, we amended and restated the Prior CSO Agreement (as so amended and restated, the “New CSO Agreement”). The New CSO Agreement is substantially similar to the Prior CSO Agreement, except that the New CSO Agreement provides that Dr. Richardson will participate in the 2024 Plan and the Transaction Incentive Plan and contains certain changes discussed below under “— Potential Payments Upon Termination.”
Outstanding Equity Awards At Fiscal Year End
On November 14, 2023, in connection with our Emergence from the 2023 Bankruptcy Proceedings and the cancellation of all of our then-existing ordinary shares, all outstanding equity-based awards under the 2022 Plan were automatically cancelled without consideration and the 2022 Plan was of no further

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COMPENSATION OF EXECUTIVE OFFICERS
force and effect with respect to any equity-based awards thereunder. As a result, there were no outstanding equity awards at 2023 fiscal year end.
Anti-Hedging/Anti-Pledging Policy
Our Insider Trading Policy prohibits directors, officers and employees from entering into or trading in puts, calls, cashless collars, options or similar rights and obligations or any other hedging activity involving our securities, other than the exercise of a Company-issued stock option.
Our policy also prohibits directors, officers and employees from purchasing our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan. However, an exception may be granted by our Chief Legal Officer if the individual clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.
Executive Financial Recoupment Program (“Clawback”)
Since the Company’s separation from Covidien plc in 2013, the Corporate Governance Guidelines have mandated that the Company have a Board-approved policy for recoupment of incentive compensation. This policy was originally implemented by the Board in 2014 and was most recently amended in 2022 in connection with the Company’s corporate integrity agreement entered into with the Office of Inspector General of the Department of Health and Human Services. Mallinckrodt’s policy states that in the event of an accounting restatement resulting from material non-compliance with financial reporting requirements under applicable law, the Board or, if so designated by the Board, the HRCC, is authorized to recover any incentive compensation that was overpaid taking into account such factors as the Board or the HRCC deems appropriate. In addition, Mallinckrodt’s policy states that in the event of certain events of significant misconduct, including a violation of law or regulation or a significant violation of a Company policy, to the extent permitted by law, the Company must seek to recoup cash awards and all or a portion of the cash awards or the realized value of equity awards for the three year period prior to the recoupment determination.
Under Mallinckrodt’s policy, the Company agreed to disclose annually whether, at any time during the last completed fiscal year, the Board required recoupment or forfeiture of any incentive compensation received by certain employees, including NEOs, (1) if required by law, and (2) if not required by law, so long as the disclosure (a) would not violate any individual’s privacy rights, (b) is not likely to result in or exacerbate any existing or threatened employee, shareholder or other litigation, arbitration, investigation or proceeding against the Company and (c) is not otherwise prohibited. Subject to the exceptions described in the previous sentence, if any such recoupment or forfeiture under the policy occurred, we are required to disclose the general circumstances of the recoupment and/or forfeiture, and if no such recoupment or forfeiture occurred during the last completed fiscal year, we are required to disclose that no such event occurred.
In 2023, there was no recoupment or forfeiture applied to the incentive compensation of any executive of the Company.
2023 Say-on-Pay Vote
We consider the views of our shareholders in designing our executive compensation program and value feedback on our compensation practices. At our 2023 Annual Meeting of Shareholders, approximately 91% of the votes cast on our annual advisory vote on the compensation of our NEOs were in favor of this proposal. We believe that the level of support received for this proposal affirms our approach to executive compensation. See page 51 for this year’s say-on-pay proposal.
Potential Payments upon Termination
Mr. Olafsson’s Severance
Under the Prior CEO Agreement, in the event that Mr. Olafsson’s employment was terminated by the Company without Cause or by Mr. Olafsson with Good Reason (each as defined below), Mr. Olafsson was

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COMPENSATION OF EXECUTIVE OFFICERS
entitled to the following severance compensation and benefits: (a) an amount equal to 2x the sum of his annual base salary and target annual bonus payable in installments; (b) a lump sum payment of a prorated target annual bonus with respect to the year in which the termination occurred; (c) our payment of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums for 18 months or until he became eligible for comparable benefits through a new employment; (d) accelerated vesting of outstanding equity awards by an additional 12 months following the termination, subject to certain exceptions; and (e) our coverage of the cost of outplacement services for up to 12 months.
Under the New CEO Agreement, in the event that Mr. Olafsson’s employment is terminated by the Company without Cause or by Mr. Olafsson with Good Reason, Mr. Olafsson will be entitled to the following severance compensation and benefits: (a) an amount equal to 2x the sum of his annual base salary and target annual bonus payable in installments; (b) a lump sum payment of a prorated target annual bonus with respect to the year in which the termination occurs; (c) our payment of COBRA premiums for 18 months or until he becomes eligible for comparable benefits through a new employment; and (d) our coverage of the cost of outplacement services for up to 12 months.
Under both the Prior CEO Agreement and the New CEO Agreement, in the event that Mr. Olafsson’s employment is terminated by the Company without Cause or by Mr. Olafsson with Good Reason during the period beginning 120 days prior to and ending 24 months after a Change in Control (as defined in each agreement), Mr. Olafsson will receive the applicable foregoing severance benefits with the following enhancements: the base salary and bonus severance will be a lump sum payment of 2.5 times the sum of his annual base salary and target annual bonus, and all of Mr. Olafsson’s unvested and outstanding RSUs, PSUs and other equity-based awards will immediately vest as of the effective date of the release or the Change in Control, if later.
The terms of both the Prior CEO Agreement and the New CEO Agreement provide for certain benefits upon Mr. Olafsson’s termination of employment due to death, disability or retirement. For this purpose, normal retirement occurs where Mr. Olafsson terminates employment after attaining age 60 and the sum of his age and years of service equals at least 70; provided that when Mr. Olafsson attains age 60, he will be credited by the Company with an additional four years of service for purposes of meeting this requirement. Mr. Olafsson is eligible to receive a prorated target bonus upon a termination of employment as a result of his death or disability and, except upon termination of his employment by the Company for Cause, any unpaid annual bonus earned in a prior calendar year, based on the actual level of achievement of the applicable targets or performance as determined by the HRCC at the end of such calendar year.
For purposes of both the Prior CEO Agreement and the New CEO Agreement, “Cause” means, as more fully described in such agreements, (i) substantial refusal of the CEO to perform the duties and responsibilities of his job as required by the Board other than due to incapacity; (ii) a material violation of any fiduciary duty or duty of loyalty owed to us; (iii) conviction of misdemeanor (other than a traffic offense) involving moral turpitude or felony; (iv) any willful act or omission of fraud, embezzlement or theft; (v) any uncured violation of a material rule or policy; or (vi) any unauthorized disclosure of any of our trade secrets or confidential information.
For purposes of both the Prior CEO Agreement and the New CEO Agreement, “Good Reason” means, as more fully described in such agreements, a retirement or termination of employment by the CEO that is not initiated by the Company and that is caused by any one or more of the following events, in each case, without the CEO’s written consent: (i) a material reduction in his base salary or Target Bonus (as defined in the New CEO Agreement) opportunity; (ii) a material diminution in his title or authority, duties, reporting lines or responsibilities; (iii) a relocation of his principal place of employment by more than 50 miles; (iv) the CEO does not timely receive certain equity grants or awards specified in the New CEO Agreement; (v) failure of a successor to the Company to agree to assume and honor the agreement; or (vi) any other material breach of the agreement or any material compensation agreement by the Company or its affiliates. Additionally, “Good Reason” will only exist if the CEO provides written notice stating the Good Reason event, we do not cure such event, and the CEO terminates employment within a certain period of time after the end of the cure period.

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COMPENSATION OF EXECUTIVE OFFICERS
All of the foregoing severance compensation and benefits are subject to Mr. Olafsson’s execution and nonrevocation of a general release of claims against us and his continued compliance with restrictive covenants as described below.
The Prior CEO Agreement provided that Mr. Olafsson would be restricted from competing with us and from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason. The New CEO Agreement provides that Mr. Olafsson will be restricted from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason (the “Restricted Period”). The New CEO Agreement also provides that Mr. Olafsson will be restricted from competing with us during the Restricted Period; provided that the Restricted Period will be reduced to six months for terminations that occur between January 1, 2025 and December 31, 2025, and shall not apply following Mr. Olafsson’s termination of employment if the date of termination is on or after January 1, 2026 or if Mr. Olafsson’s employment is terminated by the Company without Cause or by Mr. Olafsson with Good Reason.
As further described in our Current Report on Form 8-K filed February 2, 2024, we granted certain post-emergence equity awards to Mr. Olafsson, which are subject to the 2024 Plan and individual written award agreements. Such equity award agreements provide that, in the event of Mr. Olafsson’s termination of service as a result of death, disability or Normal Retirement, or by us without Cause or by Mr. Olafsson for Good Reason (each as defined in the 2024 Plan) other than in connection with a Change in Control (as defined in the 2024 Plan), Mr. Olafsson’s unvested RSUs will vest in full and Mr. Olafsson’s unvested PSUs will remain outstanding and will be eligible to vest and be settled based on our achievement of the performance targets, subject, in the case of Mr. Olafsson’s termination of employment without Cause or for Good Reason, to Mr. Olafsson signing and not revoking a release of claims. In the event of a termination by us without Cause or by Mr. Olafsson for Good Reason in connection with a Change in Control, awards will become fully vested and payable, subject to the Realized Value PSUs, which will be subject to achieving the relevant performance targets.
Mr. Reasons’ and Dr. Richardson’s Severance
Under each of the Prior CFO Agreement and the New CFO Agreement, in the event that Mr. Reasons’ employment is terminated by the Company without Cause or by Mr. Reasons with Good Reason (each as defined below), Mr. Reasons is entitled to the following severance compensation and benefits: (a) an amount equal to 1.5x the sum of his annual base salary and target annual bonus payable in installments; (b) a lump sum payment of a prorated target annual bonus with respect to the year in which the termination occurred; (c) a lump sum payment equal to 12 months of COBRA premiums that would have been payable by Mr. Reasons if he had elected to continue coverage under the Company’s health and welfare plans; and (d) our coverage of the cost of outplacement services for up to 12 months.
Under each of the Prior CSO Agreement and the New CSO Agreement, in the event that Dr. Richardson’s employment is terminated by the Company without Cause or by Dr. Richardson with Good Reason, Dr. Richardson is entitled to the following severance compensation and benefits: (a) an amount equal to 1x (under the Prior CSO Agreement) and 1.5x (under the New CSO Agreement) the sum of his annual base salary and target annual bonus payable in installments; (b) a lump sum payment of a prorated target annual bonus with respect to the year in which the termination occurred; (c) a lump sum payment equal to 12 months of COBRA premiums that would have been payable by Dr. Richardson if he had elected to continue coverage under the Company’s health and welfare plans; and (d) our coverage of the cost of outplacement services for up to 12 months.
Under each of the Prior CFO Agreement and the Prior CSO Agreement and the New CFO Agreement and the New CSO Agreement, in the event that the NEO’s employment is terminated by the Company without Cause or by the NEO with Good Reason during the period beginning 120 days prior to and ending 12 months after a Change in Control (as defined in each of the agreements), the NEO will receive the foregoing severance benefits with the following enhancements: cash severance will be paid in lump sum on the first payroll date following the effective date of the release or the Change in Control, if later, and all of the NEO’s unvested and outstanding RSUs, PSUs and other equity-based awards will immediately vest as of the effective date of the release or the Change in Control, if later.

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The terms of each of the Prior CFO Agreement and the Prior CSO Agreement and the New CFO Agreement and the New CSO Agreement provide for certain benefits upon the NEO’s termination of employment due to death, disability or retirement. For this purpose, normal retirement occurs where an NEO terminates employment after attaining age 60 and the sum of the NEO’s age and years of service equals at least 70. NEOs are eligible to receive a prorated target bonus upon a termination of employment as a result of the NEO’s death or permanent disability and, except upon termination of the NEO’s employment by the Company for Cause, any unpaid annual bonus earned in a prior calendar year, based on the actual level of achievement of the applicable targets or performance as determined by the HRCC at the end of such calendar year.
For purposes of each of the Prior CFO Agreement and the Prior CSO Agreement and the New CFO Agreement and the New CSO Agreement, “Cause” means, as more fully described in such agreements, (i) substantial failure or refusal of the NEO to perform the duties and responsibilities of the NEO’s job as required by the Company other than due to permanent disability; (ii) a material violation of any fiduciary duty or duty of loyalty owed to us; (iii) conviction of misdemeanor (other than a traffic offense) or felony; (iv) any acts of fraud, embezzlement or theft against us; (v) violation of a material rule or policy; (vi) unauthorized disclosure of any of our trade secrets or confidential information or (vii) other egregious conduct that has or could have a serious and detrimental impact on us or our employees.
For purposes of each of the Prior CFO Agreement and the Prior CSO Agreement and the New CFO Agreement and the New CSO Agreement, “Good Reason” means, as more fully described in such agreements, a retirement or termination of employment by the NEO that is not initiated by the Company and that is caused by any one or more of the following events, in each case, without the NEO’s written consent: (i) the Company requires the NEO to relocate to a principal place of employment more than fifty miles from the NEO’s existing place of employment, which materially increases the NEO’s commuting time; (ii) the Company materially reduces the NEO’s base salary or target annual bonus opportunity, other than a reduction of less than 10% that is made at the same time to the base salary or target annual bonus opportunity, as applicable, of all similarly situated employees; or (iii) a requirement that the NEO report to any other person, position or entity other than the CEO. Additionally, “Good Reason” will only exist if the NEO provides written notice stating the Good Reason event, we do not cure such event, and the NEO terminates employment within a certain period of time after the end of the cure period.
All of the foregoing severance compensation and benefits are subject to the NEO’s execution and nonrevocation of a general release of claims against us and his continued compliance with restrictive covenants as described below.
The Prior CFO Agreement and the Prior CSO Agreement provided that Mr. Reasons and Dr. Richardson would each be restricted from competing with us and from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason. The New CFO Agreement and the New CSO Agreement provide that the NEOs are restricted from soliciting our employees and business partners during the 12-month period following termination of employment for any reason (the “Executive Restricted Period”). Under the New CFO Agreement and the New CSO Agreement, the NEOs are also restricted from competing with us during the Executive Restricted Period; provided that the Executive Restricted Period will be reduced to six months for terminations that occur after June 30, 2025 and shall not apply following termination of employment by the Company without Cause or by Mr. Reasons with Good Reason.
We granted certain post-emergence equity awards to Mr. Reasons and Dr. Richardson, which are subject to the 2024 Plan and individual written award agreements and are further described in our Current Report on Form 8-K filed February 2, 2024. Such equity award agreements provide that in the event of the NEO’s termination of service by us without Cause or by the NEO for Good Reason (each as defined in the 2024 Plan) other than in connection with a Change in Control (as defined in the 2024 Plan) that occurs before the end of December 25, 2026, the NEO’s unvested awards will vest pro-rata based on the date of termination, subject, with respect to PSUs, to achievement of the performance targets. In the event of the NEO’s termination of service for Normal Retirement (as defined in the 2024 Plan), death or disability, his unvested RSUs will vest in full and his unvested PSUs will remain outstanding and will be eligible to vest and be settled based on our achievement of the performance

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targets. In the event of the NEO’s termination of service for Early Retirement (as defined in the 2024 Plan), a pro-rata portion of his unvested awards will remain outstanding and will be eligible to vest and be settled based on our achievement of the performance targets. The 2024 Plan further provides that in the event of a Change in Control, awards that are not assumed or substituted will become fully vested and payable, subject, with respect to the PSUs, to achievement of the performance targets.

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PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the HRCC views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see the discussion at the beginning of “Compensation of Executive Officers” beginning on page 23.
In accordance with SEC rules, the following table and supporting narrative contain information regarding compensation actually paid (“CAP”). Neither CAP nor the amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting SCT total compensation values for the applicable year as described in the footnotes to the following table.
The HRCC did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
Pay Versus Performance Table
					Average SCT Total for Other NEOs ($)(3)	Average CAP to Other NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for CEO #1 ($)(1)	SCT Total for CEO #2 ($)(2)	CAP to CEO #1 ($)(1)	CAP Paid to CEO #2 ($)(2)			Total Shareholder Return ($)	GAAP Net Loss (millions)
2023	N/A	$14,089,756	N/A	$524,667	$6,659,753	$3,028,813	N/A	$(1,670)
2022	$6,626,033	$6,431,741	$6,626,033	$5,514,924	$2,854,557	$2,650,330	$42(4)	$(911)
2021	$8,975,983	N/A	$8,978,348	N/A	$3,329,371	$3,327,359	N/A	$(717)

(1)
Mark Trudeau served as our CEO in 2021 and 2022.

(2)
Sigurdur O. Olafsson served as our CEO in 2022 and 2023.

(3)
Our other NEOs serving in 2021 were Hugh O’Neill and Steven Romano. Our other NEOs serving in 2022 were Mr. Reasons, Mr. O’Neill and Dr. Romano, as well as Mark Tyndall, Stephen Welch and Henriette Nielsen. Our other NEOs serving in 2023 were Mr. Reasons and Dr. Richardson.

(4)
Assumes a hypothetical initial investment of $100 in new ordinary shares issued on June 17, 2022. The 2022 TSR covers the period from June 17, 2022 through December 30, 2022, reflecting the portion of fiscal 2022 after the Company’s emergence from the 2020 Bankruptcy Proceedings. TSR is not applicable for fiscal 2023 as the Company’s stock ceased being traded after Emergence from the 2023 Bankruptcy Proceedings on November 14, 2023.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   37

PAY VERSUS PERFORMANCE
To calculate CAP for our CEOs and other NEOs, the following adjustments were made to SCT total pay.
	CEO #1 Mr. Trudeau			CEO #2 Mr. Olafsson
	2021	2022	2023	2021	2022	2023
SCT Total	$8,975,983	$6,626,033	N/A	N/A	$6,431,741	$14,089,756
Equity Deductions
Deduction for amounts reported in the “Stock Awards” column in the SCT for applicable fiscal year	$0	$0	N/A	N/A	$(4,580,263)	$(10,000,012)
Deduction for amounts reported in the “Option Awards” column in the SCT for applicable fiscal year	$0	$0	N/A	N/A	$0	$0
Equity Change in Fair Value
Year End Fair Value of Current Year Equity Awards	$0	$0	N/A	N/A	$3,663,446	$0
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$0	$0	N/A	N/A	$0	$0
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	$2,365	$0	N/A	N/A	$0	$(483,585)
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the year	$0	$0	N/A	N/A	$0	$0
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	$0	N/A	N/A	$0	$(3,081,492)
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation	$0	$0	N/A	N/A	$0	$0
CAP	$8,978,348	$6,626,033	N/A		$5,514,924	$524,667
	Average Other NEOs(1)
	2021	2022	2023
SCT Total	$3,329,371	$2,854,557	$6,659,753
Equity Deductions
Deduction for amounts reported in the “Stock Awards” column in the SCT for applicable fiscal year	$0	$(1,017,838)	$(2,728,094)
Deduction for amounts reported in the “Option Awards” column in the SCT for applicable fiscal year	$0	$0	$0
Equity Change in Fair Value
Year End Fair Value of Current Year Equity Awards	$0	$814,101	$0
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$(3,253)	$(352)	$0
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	$1,241	$(138)	$(132,472)
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the year	$0	$0	$0
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	$0	$(770,375)
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation	$0	$0	$0
CAP	$3,327,359	$2,650,330	$3,028,813

(1)
On November 14, 2023, in connection with our Emergence from the 2023 Bankruptcy Proceedings and the cancellation of all of our then-existing ordinary shares, all outstanding equity-based awards under the 2022 Plan were

38   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PAY VERSUS PERFORMANCE
automatically cancelled without consideration and the 2022 Plan was of no further force and effect with respect to any equity-based awards thereunder. As a result, there were no outstanding equity awards at 2023 fiscal year-end.
The equity awards included above are comprised of PSUs, RSUs and stock options granted from 2016 through 2023. The following assumptions underpin the fair value calculations.
Fair values for PSUs subject to market-based measures such as Relative TSR have been calculated using a Monte Carlo valuation model. As a result of the cancellation of all of the outstanding PSUs in December 2020 due to none of the performance targets having potential to be met, no valuations were required for the 2021 measurement year. As a result of the cancellation of all of the outstanding PSUs following Emergence from the 2023 Bankruptcy Proceedings on November 14, 2023, no valuations were required for the 2023 measurement year. Fair values for stock options have been calculated using a Black-Scholes valuation model as of the relevant measurement date.
CAP and Financial Performance Measure
In accordance with SEC rules, the following are graphical comparisons of CAP and the financial performance measure, net income, shown in the pay versus performance table. The Company believes that there would not be a meaningful comparison in showing three years (2021, 2022 and 2023) of CAP compared to TSR as TSR only covers the period from June 17, 2022 through December 30, 2022, the period since the Company’s emergence from the 2020 Bankruptcy Proceedings during fiscal 2022.

CEO compensation actually paid versus GAAP net income 2021 - 2023
GAAP Net Income ($mm)
$0
($200)
($400)
($600)
($800)
($1,000)
($1,200)
($1,400)
($1,600)
($1,800)
Compensation Actually Paid ($mm)
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
2021
2022
2023
CAP CEO #1
CAP CEO #2
GAAP Net Income

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   39

PAY VERSUS PERFORMANCE

Other NEO compensation actually paid versus GAAP net income 2021 - 2023
GAAP Net Income ($mm)
$0
($200)
($400)
($600)
($800)
($1,000)
($1,200)
($1,400)
($1,600)
($1,800)
Compensation Actually Paid ($mm)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
2021
2022
2023
CAP Average Other NEOs
GAAP Net Income

40   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

SECURITY OWNERSHIP AND REPORTING
SECURITY OWNERSHIP AND REPORTING
Security Ownership of Management and Certain Beneficial Owners
On November 14, 2023, the Company emerged from the 2023 Bankruptcy Proceedings. Pursuant to the 2023 Plan of Reorganization, all of the Company’s then-existing ordinary shares were cancelled, including options, warrants, rights, restricted units and/or other securities or agreements to acquire such ordinary shares.
The following tables show the number of ordinary shares beneficially owned as of April 9, 2024 by (i) each current director and nominee for director, each NEO named in the Summary Compensation Table and our current directors and executive officers as a group and (ii) each person who we know or have reason to believe is the beneficial owner of more than 5% of our outstanding ordinary shares, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and notices delivered to us pursuant to the Irish Companies Act.
A person is deemed to be a beneficial owner of ordinary shares if such person, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of April 9, 2024. We have assumed that ordinary shares subject to stock options that by their terms are presently exercisable or exercisable within 60 days of April 9, 2024 and RSUs that by their terms have vested or vest within 60 days of April 9, 2024 are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 19,696,335 ordinary shares outstanding as of April 9, 2024 and the calculations of percentage ownership below are based on such number of outstanding shares regardless of the date of the information regarding beneficial ownership reported below.
Directors and Executive Officers
Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Paul M. Bisaro	—	—
Katina Dorton	—	—
Abbas Hussain	—	—
Sigurdur O. Olafsson	—	—
Bryan M. Reasons	—	—
Dr. Peter Richardson	—	—
David Stetson	—	—
Wesley P. Wheeler	—	—
Jonathan Zinman	—	—
All directors and executive officers as a group (16 persons)	—	—
On November 14, 2023, the Company emerged from the 2023 Chapter 11 Cases and the Irish examinership proceedings. Pursuant to the 2023 Plan, all of the Company’s then-existing ordinary shares were cancelled, including options, warrants, rights, restricted stock units and/or other securities or agreements to acquire such ordinary shares.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   41

SECURITY OWNERSHIP AND REPORTING
Other Beneficial Owners
Name and Address of Beneficial Owner(1)	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Goldentree Asset Management LP(2) 300 Park Avenue, 21st Floor New York, NY 10022	2,399,035	12.18%
Hudson Bay Capital Management(3) 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830	1,473,584	7.48%
Deerfield Mgmt, L.P.(4) 345 Park Avenue South, 12th Floor New York, NY 10010	1,281,233	6.50%
Marathon Asset Management GP, L.L.C.(5) c/o Marathon Asset Management, L.P. 1 Bryant Park, 38th Floor, New York, NY 10036.	1,252,844	6.36%
Hein Park Capital Management LP(6) 888 Seventh Avenue, 41st Floor New York, NY 10019	1,546,673	7.85%
Silver Point Capital, L.P.(7) 2 Greenwich Plaza, Suite 1 Greenwich, CT 06830	1,085,659	5.51%

(1)
The information for beneficial owners is based on filings with the SEC and is not derived solely from, or necessarily reflective of, the Company’s share register as of April 9, 2024. Please refer to “General Information” on page 3 for more information on the Register of Members of Mallinckrodt and relevant rights of holders of the Company’s ordinary shares in connection with the Annual General Meeting.

(2)
Based on information contained in a Form 4 filed with the SEC on March 12, 2024 by Goldentree Asset Management LP, GoldenTree Asset Management LLC, and Steven A. Tananbaum, disclosing 2,379,035 shares held directly by certain funds and separate accounts managed by Goldentree Asset Management LP and 20,000 shares held directly by Mr. Tananbaum.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 6, 2024 by Hudson Bay Capital Management LP, as an investment advisor, and Sander Gerber as the managing member of the general partner of Hudson Bay Capital Management LP, disclosing shared voting and dispositive power with respect to 1,473,584 shares.

(4)
Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2024 by Deerfield Mgmt, L.P., Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield Private Design Fund IV, L.P., and James E. Flynn. Deerfield Mgmt, L.P. and Deerfield Partners, L.P. disclosed shared voting and dispositive power with respect to 995,258 shares. Deerfield Mgmt IV, L.P. and Deerfield Private Design Fund IV, L.P. disclosed shared voting and dispositive power with respect to 285,975 shares. Deerfield Management Company, L.P. and James E. Flynn disclosed shared voting and dispositive power with respect to 1,281,233 shares.

(5)
Based on information contained in a Schedule 13G filed with the SEC on February 6, 2024 by Marathon Asset Management GP, L.L.C., Management, L.P., Marathon Asset Management, L.P., Internationale Kapitalanlagegesellschaft mbH Acting for SDF 2, a German Kapitalanlagegesellschaft mit beschränkter Haftung, Marathon Blue Grass Credit Fund, LP, Marathon Centre Street Partnership, L.P., Marathon CLO V Ltd., Marathon CLO VII Ltd., Marathon Distressed Credit Master Fund, Marathon StepStone Master Fund LP, MCSP Sub LLC, Quaestio Alternative Funds S.C.A., SICAV-FIS: CMAB — SIF — Credit Multi Asset Pool B, TRS Credit Fund, LP, Marathon Mornington Fund, L.P., Marathon Pacesetter High-Yield Fund, L.P., Bruce Richards, and Louis Hanover, disclosing shared voting and dispositive power with respect to 1,252,844 shares.

(6)
Based on information contained in a Schedule 13D/A filed with the SEC on April 8, 2024. Hein Park Capital Management LP and Hein Park Capital Management GP LLC, its general partner, and Courtney W. Warson, who manages and controls Hein Park Capital Management GP LLC, have shared voting and shared dispositive power with respect to 1,546,673 shares.

(7)
Based on information contained in a Schedule 13D/A filed with the SEC on January 22, 2024 by Silver Point Capital, L.P. (“Silver Point”), Edward A. Mulé, and Robert O’Shea, disclosing shared voting and dispositive power with respect to 1,085,659 shares. Mr. Zinman, a member of our Board, is an employee of Silver Point and has an understanding with Silver Point pursuant to which he will hold any compensation received as a director for the benefit of Silver Point and certain of its affiliates. Mr. Zinman disclaims beneficial ownership of any of the Company’s securities held by Silver Point or its affiliates.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our ordinary shares to file reports of ownership of our equity securities. Additionally, SEC

42   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

SECURITY OWNERSHIP AND REPORTING
regulations require that we identify in our proxy statements any persons for whom any such report was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To our knowledge, based solely on a review of the copies of such reports filed with the SEC during the fiscal year ended December 29, 2023 and questionnaires from our directors and executive officers, all such reports were made on a timely basis except for (i) on June 29, 2023, a late Form 4 was filed for each James R. Sulat, Susan M. Silbermann, Paul Bisaro, Riad El-Dada Hussein, Karen L. Ling, Neal P. Goldman, Daniel Celentano, and Woodrow A. Myers, Jr. with respect to one reportable transaction related to equity award cancelations and (ii) on July 5, 2023, a late Form 4 was filed for each Stephen Welch, Lisa French, Jason Goodson, Kassie Harrold, Henriette Nielsen, Bryan M. Reasons, Peter C. Richardson and Mark Tyndall with respect to one reportable transaction related to equity award cancelations.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   43

AUDIT AND AUDIT COMMITTEE MATTERS
AUDIT AND AUDIT COMMITTEE MATTERS
Audit and Non-Audit Fees
The following table discloses fees billed or expected to be billed by Deloitte & Touche LLP (“Deloitte”) for services rendered to us during fiscal 2023 and 2022:
	Fiscal 2023	Fiscal 2022
Audit Fees	$11,526,166	$7,177,994
Audit-Related Fees	$275,409	$2,476,342
Tax Fees	—	$5,492
All Other Fees	—	—
Total	$11,801,575	$9,659,828
Audit Fees include fees for professional services rendered for the year-end audits of our consolidated financial statements and internal control over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory audits, and procedures related to the 2023 Bankruptcy Proceedings and internal legal entity reorganization and other services related to SEC matters. In accordance with applicable guidance, such amount includes estimates provided by Deloitte for fees to be billed for services rendered to us in 2023 that are subject to finalization.
Audit-Related Fees include fees for attest services not required by statute or regulation. Audit-Related Fees for 2023 include fees for professional services rendered in the preparation of an independent expert’s report that was submitted to the High Court of Ireland in conjunction with Mallinckrodt’s commencement of the 2023 examinership process.
Tax Fees in 2022 include fees for tax compliance and general consulting services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Audit Committee, monitoring the services and fees pre-approved by the Audit Committee, providing periodic reports to the Audit Committee with respect to pre-approved services and coordinating with management and the independent auditors to support compliance with the policy.
Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Audit Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. The independent auditors may not begin work on any engagement without confirmation of Audit Committee pre-approval from our Corporate Controller or his or her delegate.
Pursuant to the policy, the Audit Committee has delegated to its Chair the authority to pre-approve the engagement of the independent auditors in the Chair’s discretion. The Chair reports all such pre-approvals to the Audit Committee at the next Audit Committee meeting.
In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by Deloitte to Mallinckrodt for the fiscal years 2023 and 2022 were pre-approved by the Audit Committee.

44   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

AUDIT AND AUDIT COMMITTEE MATTERS
Audit Committee Report
As more fully described in its charter, which is available on our website, ir.mallinckrodt.com/corporate-governance/highlights, the Audit Committee oversees Mallinckrodt’s financial reporting process on behalf of the Board. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Mallinckrodt’s independent auditors are responsible for auditing the annual consolidated financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended December 29, 2023 filed with the SEC. Management represented to the Audit Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). In addition, the Audit Committee has:
•
Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
Received from the independent auditors the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence;

•
Discussed with the independent auditors their independence from the Company and its management; and

•
Considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Mallinckrodt’s audited consolidated financial statements prepared in accordance with U.S. GAAP be included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and filed with the SEC.
Audit Committee
Katina Dorton, Chair
Paul M. Bisaro
Wesley P. Wheeler

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   45

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The following table contains the information specified by Item 201(d) of Regulation S-K as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant were authorized for issuance.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—
TOTAL	—	—	—

(1)
On November 14, 2023, in connection with the Company’s Emergence from the 2023 Bankruptcy Proceedings and the cancellation of all of the existing ordinary shares of the Company, all outstanding equity-based awards under the 2022 Plan were automatically cancelled without consideration and the 2022 Plan was of no further force and effect with respect to any equity-based awards thereunder. As a result, there were no equity compensation plans (including individual compensation arrangements) under which equity securities of the Company were authorized for issuance as of the end of fiscal 2023.

On February 2, 2024, the Board adopted the 2024 Plan and reserved an aggregate of 1,036,649 ordinary shares of Mallinckrodt (subject to adjustment in accordance with the terms of the 2024 Plan) for the issuance of equity awards thereunder to executive officers and directors. While the 2024 Plan was not approved by the Company’s shareholders, it was adopted by the Board and the number of shares reserved was determined pursuant to the terms of the 2023 Plan of Reorganization, which required the Board to adopt a management incentive plan. The 2023 Plan of Reorganization was supported by the Company’s creditors holding a substantial majority of the Company’s first and second lien funded debt, and those creditors received 100% of the Company’s post-emergence equity (subject to dilution by CVRs and the 2024 Plan) in connection with Emergence.
Equity awards granted pursuant to the 2024 Plan are subject to the terms of the 2024 Plan and individual written award agreements thereunder. Awards granted to executives under the 2024 Plan are subject to forfeiture and recoupment upon a termination of the executive for Cause (as defined in each executive’s employment agreement) or the executive’s engagement in certain significant misconduct under the terms of Mallinckrodt’s recoupment policy.
The applicable forms of award agreements for the Company’s directors provide that in the event of a director’s termination of service by Mallinckrodt without Cause (as defined in the 2024 Plan) other than in connection with a Change in Control (as defined in the 2024 Plan) that occurs before the end of December 25, 2026, the director’s unvested RSUs will vest pro-rata based on the date of termination, subject, with respect to PSUs, to achievement of the performance targets. In the event of a director’s termination of service for death or disability, the director’s unvested RSUs will vest in full and the director’s unvested PSUs will remain outstanding and will be eligible to vest and be settled based on Mallinckrodt’s achievement of the performance targets.
For a description of the material features of the equity awards granted to Mr. Olafsson pursuant to the 2024 Plan, see the section entitled “Potential Payments upon Termination — Mr. Olafsson’s Severance” and for a description of the material features of the equity awards granted to all other executive officers pursuant to the 2024 Plan, see the section entitled “Potential Payments upon Termination — Mr. Reasons’ and Dr. Richardson’s Severance.”
During the 12-month period following a participant’s termination of employment or service for any reason other than for Cause (and the absence of any Covenant Breach, as defined below), Mallinckrodt

46   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
has a right but not an obligation to repurchase all or any portion of the participant’s vested ordinary shares at Fair Market Value (as defined in the 2024 Plan). In the event of a termination of the participant’s employment or service for Cause or for the material breach by the participant of any restrictive covenants in their operative agreements with Mallinckrodt (a “Covenant Breach”), Mallinckrodt has the right to repurchase the vested ordinary shares at the lesser of the price paid by the participant for the ordinary shares, which is expected to be $0, and the Fair Market Value of the ordinary shares. In recognition of the expected illiquidity of the ordinary shares at the end of the Performance Period under the 2024 Plan, the forms of award agreements also provide the participants with certain rights to require Mallinckrodt to repurchase at the Fair Market Value the vested ordinary shares within ninety days after each of the third and fifth anniversaries of the grant date of the award, subject to, among other conditions, such purchase not violating the terms of Mallinckrodt’s debt instruments and the Board’s determination that doing so would neither reasonably be expected to result in an event of default under Mallinckrodt’s debt instruments or otherwise impair Mallinckrodt’s ability to meet its operating goals.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   47

PROPOSALS REQUIRING YOUR VOTE
PROPOSALS REQUIRING YOUR VOTE
PROPOSALS 1(a) THROUGH 1(e): ELECTION OF DIRECTORS
In accordance with the terms of the Memorandum and Articles of Association and upon the recommendation of the Governance and Compliance Committee, the Board has nominated for election at the 2024 Annual General Meeting a slate of five nominees, all of whom are currently serving on the Board. The nominees are Paul M. Bisaro, Katina Dorton, Abbas Hussain, Wesley P. Wheeler, and Sigurdur O. Olafsson. Biographical information, including qualifications, regarding each of the five nominees is set forth below.
The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the five nominees. We are not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the conclusion of the 2025 Annual General Meeting or until his or her earlier death, resignation or removal.
Directors Nominated for Election — Proposals 1(a) through 1(e)
Proposal 1(a) — Paul M. Bisaro
Paul M. Bisaro has served as Chairman of the Board of Directors since February 2024, a position he previously held from June 2022 until November 2023. Mr. Bisaro currently serves on the boards of Zoetis Inc. and Myriad Genetics, Inc., positions he has held since May 2015 and October 2022, respectively. Mr. Bisaro also served on the boards of TherapeuticsMD (2020 to 2022) and Zimmer Biomet Holdings, Inc. (2013 to 2017). Mr. Bisaro’s executive work experience also includes serving as Executive Chairman of Amneal Pharmaceuticals, Inc. (2018 to 2019) and Allergan (2014 to 2016). He also served as CEO of Actavis plc (formally Watson Pharmaceuticals) and Impax Laboratories. Mr. Bisaro holds an undergraduate degree from the University of Michigan and Juris Doctorate from Catholic University of America. Mr. Bisaro’s qualifications to serve on our Board include more than 30 years of business, management and leadership experience in the pharmaceutical industry.
Proposal 1(b) — Katina Dorton
Katina Dorton has served as a director since February 2024. Ms. Dorton most recently served as chief financial officer of NodThera, a private biotechnology company, from 2020 to 2022. She previously served as chief financial officer of Repare Therapeutics from 2019 to 2020, AVROBIO from 2017 to 2019 and Inmatics from 2015 to 2017. Earlier in her career, she was a healthcare investment banker at Morgan Stanley and Needham and she practiced M&A and securities law at Sullivan and Cromwell. In addition to the Mallinckrodt Board, Ms. Dorton currently serves as a director on the boards of Fulcrum Therapeutics, TScan Therapeutics and Sonoma Bio, positions she has held since 2020, 2021 and 2024, respectively, and previously served as a director on the board of Pandion Therapeutics (from 2020 until its acquisition by Merck in 2021) and US Ecology (from 2015 until its acquisition by Republic Services in 2022). Ms. Dorton holds a BA from Duke University, an MBA from George Washington University and a JD from the University of Virginia. Ms. Dorton’s qualifications to serve on our Board include her more than 30 finance and healthcare experience in leadership positions in areas of fundraising, mergers and acquisitions, and business development.
Proposal 1(c) — Abbas Hussain
Abbas Hussain has served as a director since February 2024. Mr. Hussain most recently served as chief executive officer of Vifor from 2021 to 2023. Prior to that, he served in various leadership roles at GlaxoSmithKline, most recently as global president, pharmaceuticals & vaccines. Earlier in his career, Mr. Hussain held various leadership roles at Eli Lilly and Company. In addition to the Mallinckrodt Board, Mr. Hussain currently serves as a chairman of Asceneuron and a director of Alfasigma. He previously served on the boards of several companies, including Teva Pharmaceuticals (2020 to 2021), CSL Limited

48   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
(2018 to 2021), Cochlear Limited (2018 to 2021), Aspen Pharmacare (2010 to 2013) and ViiV Healthcare (2009 to 2017). Mr. Hussain holds a BSc from the Loughborough Institute of Technology. Mr. Hussain’s qualifications to serve on our Board include his more than 35 years of leadership and operating experience in healthcare.
Proposal 1(d) — Sigurdur O. Olafsson
Sigurdur O. Olafsson has served as President, Chief Executive Officer and a director since June 2022. Mr. Olafsson has 30 years of diverse pharmaceutical experience across branded and generic drugs. Before joining Mallinckrodt, Mr. Olafsson served as chief executive officer of Hikma Pharmaceuticals plc, a multinational pharmaceutical company publicly traded on the London Stock Exchange, from February 2018 to June 2022. Prior to Hikma, Mr. Olafsson served as president and chief executive officer of the Global Generic Medicines Group of Teva Pharmaceuticals, from 2014 to 2017. Before that, he was president of Actavis plc (Watson Pharmaceuticals, Inc.) from 2010 to 2014, and served in other leadership roles at Actavis ehf from 2003 to 2010. Mr. Olafsson previously held a number of positions of increased responsibility in Pfizer’s Global R&D organization in the U.K. and U.S., focused on branded drug development, and served as head of drug development for Omega Farma in Iceland. Mr. Olafsson previously served as a director on the boards of Hikma (2018 to 2022) and Pfenex Inc. (2017 to 2019), and as chairman of Oculis ehf. (2017 to 2018) and Elucida Oncology (2017 to 2018). Mr. Olafsson holds a MS in pharmacy (Cand Pharm) from the University of Iceland, Reykjavik. Mr. Olafsson’s qualifications to serve on our Board include his in-depth knowledge of all aspects of our business, extensive and diverse industry and managerial expertise, and a proven record of leadership to serve as our President, Chief Executive Officer and director.
Proposal 1(e) — Wesley P. Wheeler
Wes Wheeler has served as a director since February 2024. Mr. Wheeler is currently a pharmaceutical services consultant to KKR, a role he has held since September 2023. He previously served as president of UPS Healthcare from 2020 to 2023 and chief executive officer of its subsidiary Marken LLP from 2011 to 2019, chief executive officer, president and director of Patheon (now a Thermo Fisher Scientific company) from 2007 to 2010, and president, R&D and global manufacturing at Valeant Pharmaceuticals 2003 to 2007. Earlier in his career, he held various leadership roles in engineering, marketing, and manufacturing at GlaxoSmithKline and ExxonMobil. In addition to the Mallinckrodt Board, Mr. Wheeler currently serves as a director on the boards of various private pharmaceutical companies. Mr. Wheeler holds a BSME from Worcester Polytechnic Institute and an MBA from California Lutheran University. Mr. Wheeler’s qualifications to serve on our Board include his more than 40 years of diversified leadership experience in healthcare, including business turnarounds and transformations, manufacturing, marketing, engineering, R&D and supply chain operations.
Unless otherwise instructed, the proxies will vote “FOR” each of these directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR ELECTION
IN PROPOSALS 1(a) THROUGH 1(e)

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   49

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 2: ADVISORY NON-BINDING VOTE TO APPROVE THE APPOINTMENT OF THE INDEPENDENT AUDITORS AND BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITORS’ REMUNERATION
The Audit Committee has selected and appointed PricewaterhouseCoopers LLP to audit our financial statements for the fiscal year ending December 27, 2024. The Board of Directors, upon the recommendation of the Audit Committee, is asking our shareholders to approve, in a non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 27, 2024 and to authorize, in a binding vote, the Audit Committee to set the independent auditors’ remuneration. Although approval is not required by the Memorandum and Articles of Association or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for approval in a non-binding advisory vote because we value our shareholders’ views on our independent auditors. If the appointment of PricewaterhouseCoopers LLP is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of Mallinckrodt and its shareholders.
The Audit Committee and the Board recommend that shareholders approve, in a non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as our independent auditors to audit our accounts for the fiscal year ending December 27, 2024 and authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration. Authorization of the Audit Committee to set the independent auditors’ remuneration requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.
Representatives of Deloitte & Touche LLP and PricewaterhouseCoopers LLP are expected to attend the Annual General Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Unless otherwise instructed, the proxies will vote “FOR” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 2

50   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 3: ADVISORY NON-BINDING VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
As described in the Compensation of Executive Officers section, the Human Resources and Compensation Committee’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of Mallinckrodt and its shareholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon our achievement of specified financial goals and the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation of Executive Officers section of this Proxy Statement, which discusses our compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers during fiscal 2023. The Human Resources and Compensation Committee and the Board believe that Mallinckrodt’s compensation policies and procedures are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers during fiscal 2023 reflects and supports these compensation policies and procedures.
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Securities Exchange Act), shareholders will be asked at the 2024 Annual General Meeting to approve the following advisory resolution:
RESOLVED, that the compensation of the Company’s named executive officers described in the Compensation of Executive Officers section of the Proxy Statement and disclosed in the Summary Compensation Table, related compensation tables and narrative disclosure included in this Proxy Statement is approved.
We have determined to hold this advisory vote every year and expect to hold our next advisory vote at the 2025 Annual General Meeting of shareholders. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Human Resources and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   51

OTHER MATTERS
OTHER MATTERS
Change in Auditor
The Audit Committee of the Board of the Company conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024. As a result of this process, on April 3, 2024, upon the recommendation of the Audit Committee, the Board approved the dismissal of Deloitte as the Company’s independent registered public accounting firm, effective immediately. Also, on April 3, 2024, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024, effective immediately.
The audit reports of Deloitte on the Company’s financial statements as of December 29, 2023 (Successor Company balance sheet) and December 30, 2022 (Predecessor Company balance sheet), and for the period from November 15, 2023 through December 29, 2023 (Successor Company operations), for the period from December 31, 2022 through November 14, 2023 (Predecessor Company operations), for the period from June 17, 2022 through December 30, 2022 (Predecessor Company operations), and for the period from January 1, 2022 through June 16, 2022 (Predecessor Company operations) (the “Audit Periods”), did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the Audit Periods and during the period from December 30, 2023 through April 3, 2024, the Company had: (i) no disagreements with Deloitte of the type contemplated by Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided Deloitte with a copy of the disclosures it made in its Current Report on Form 8-K prior to its filing on April 8, 2024 and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agreed with such disclosures. A copy of Deloitte’s letter to the SEC in response to the foregoing request is attached as Exhibit 16.1 to the Current Report on Form 8-K.
During the Audit Periods, and during the period from December 30, 2023 through April 3, 2024, neither the Company nor anyone on its behalf consulted PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).
Presentation of Irish Statutory Accounts
Our Irish Statutory Accounts for the fiscal year ended December 29, 2023, including the reports of the directors and auditors thereon, will be presented at the Annual General Meeting. Our Irish Statutory Accounts have been approved by the Board of Directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish Statutory Accounts will be available at proxyvote.com and in the Investor Relations section of our website at ir.mallinckrodt.com at least 21 days prior to the Annual General Meeting.
Registered and Principal Executive Offices
Our registered office and principal executive offices are located at College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. The telephone number there is +353 1 696 0000.
Shareholder Proposals for the 2025 Annual General Meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for the 2025 Annual

52   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

OTHER MATTERS
General Meeting must be received by us no later than December 16, 2024. However, if the date of the 2025 Annual General Meeting is changed by more than 30 days from the date of the 2024 Annual General Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials. Such proposals should be sent to our Corporate Secretary at Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. To be included in the Proxy Statement pursuant to Rule 14a-8, the proposal must be a proper subject for shareholder action under Irish law and otherwise comply with the requirements of Rule 14a-8, including as to eligibility, form and substance.
A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with the Memorandum and Articles of Association, without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before the 2025 Annual General Meeting, a shareholder must deliver written notice of the proposed business to our Corporate Secretary at our registered office not earlier than the close of business on February 8, 2025 and not later than the close of business on March 10, 2025; provided, that in the event the date of the 2025 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2024 Annual General Meeting, notice must be received no earlier than the close of business on the 90th day prior to the date of the 2025 Annual General Meeting and no later than the close of business on the later of the 60th day prior to the date of the 2025 Annual General Meeting or, if the first public announcement of the date of the 2025 Annual General Meeting is less than 100 days prior to the date of the 2025 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2025 Annual General Meeting is first made, and otherwise comply with the requirements of the Memorandum and Articles of Association.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 Annual General Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2025. However, if the date of the 2025 Annual General Meeting has changed by more than 30 calendar days from the date of the 2024 Annual General Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual General Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual General Meeting is first made.
United States Securities and Exchange Commission Reports
A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, as filed with the SEC (without exhibits), is available to shareholders free of charge on our website at ir.mallinckrodt.com or by writing to our Corporate Secretary at Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland.
Delivery of Documents to Shareholders Sharing an Address
Our Annual Report, including our audited financial statements for the year ended December 29, 2023, is being mailed to you along with this Proxy Statement. If you are one of multiple record holders who share the same address, and believe you have not received such materials, we will deliver promptly a separate copy of such documents to any shareholder who contacts us at +353 1 696 0000 or sends a written request to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Corporate Secretary. If you are receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Corporate Secretary.
General
Your proxy is solicited on behalf of the Board. Unless otherwise directed, proxies held by the CEO and the Corporate Secretary or their appointed substitutes will be voted at the 2024 Annual General Meeting (or an adjournment or postponement thereof), FOR Proposals 1 – 3. If any matter other than those described in this Proxy Statement properly comes before the 2024 Annual General Meeting, or with

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   53

OTHER MATTERS
respect to any adjournment or postponement thereof, the CEO or the Corporate Secretary or their appointed substitutes will vote the ordinary shares represented by such proxies in accordance with his or her discretion.
Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. ©2024.

54   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title. V43764-Z87452 For Against Abstain For Against Abstain C/O MALLINCKRODT PLC COMPANY SECRETARY COLLEGE BUSINESS & TECHNOLOGY PARK CRUISERATH, BLANCHARDSTOWN DUBLIN 15, IRELAND MALLINCKRODT PLC The Board of Directors recommends a vote FOR the nominees listed under Item 1. Item 1 - Election of Directors NOMINEES: 1e. Wesley Wheeler 1c. Abbas Hussain 1b. Katina Dorton 1a. Paul M. Bisaro 1d. Sigurdur O. Olafsson Item 3 - Advisory non-binding vote to approve the Company's executive compensation. The Board of Directors recommends a vote FOR Items 2 through 3. Item 2 - Advisory non-binding vote to approve the appointment of the independent auditors and binding vote to authorize the Audit Committee to set the independent auditors' remuneration. ! ! ! Please indicate if you plan to attend the meeting. ! ! Yes No SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on May 8, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on May 8, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, in each case at least 48 hours before the meeting. If you transmit your voting instructions by the internet or by telephone, you do NOT need to mail back your proxy card.

V43765-Z87452 Annual General Meeting of Shareholders Thursday, May 9, 2024, 10:30 a.m., local time Arthur Cox LLP Ten Earlsfort Terrace Dublin 2, D02 T380, Ireland Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: Notice and Proxy Statement, including resolutions, and Annual Report on Form 10-K are available at www.proxyvote.com and in the Investor Relations section of our website at www.mallinckrodt.com. Irish Statutory Accounts will be available at www.proxyvote.com and in the Investor Relations section of our website at www.mallinckrodt.com at least 21 days prior to the Annual General Meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 9, 2024 The undersigned hereby appoint(s) Sigurdur O. Olafsson and Mark A. Tyndall, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the Ordinary Shares of Mallinckrodt plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:30 a.m., local time on Thursday, May 9, 2024, at the office of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any and all other matters that may properly come before the meeting or any adjournment or postponement of the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side